AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON

                            REGISTRATION NO. 333-36786


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                            ------------------------
                                 Amendment No. 2

                                   FORM S-4
                            REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                            Ninth Enterprise Service Group, Inc.
                   (Exact name of registrant as specified in its charter)


           Florida                        6770                59-3651748

State or other jurisdiction   PRIMARY STANDARD INDUSTRIAL  I.R.S. Employer
of                            CLASSIFICATION CODE NUMBER   Identification No.
incorporation or organization



                               2503 W. Gardner Ct.,
                                Tampa, FL 33611
                                  813. 831-9348

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               Michael T. Williams
                               2503 W. Gardner Ct.
                                 Tampa, FL 33611
                             TELEPHONE: 813.831.9348

(Name, address, including zip code, and telephone number, including area code, of agent for service)

        APPROXIMATE  DATE OF  COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As promptly as practicable after this registration statement becomes effective and after the closing of the merger of the proposed merger described in this registration statement.

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b, under the securities act, check the following box and list the securities act registration statement number of the earlier effective registration statement for the same offering. *[ ] *registration number,

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the securities act, check the following box and list the securities act registration statement number of the earlier effective registration statement for the same offering. *[ ]*registration number,

If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. *[ ]

                            ------------------------
 CALCULATION OF REGISTRATION FEE
================================================================================
 Title of each                                   Proposed maximum
    class of                        Proposed         aggregate
 securities to    Amount to be      maximum       offering price     Amount of
 be registered     registered    offering price                    registration
                                    per unit                            fee
================================================================================
 Common Stock,
  no par value     6,800,000          N/A             $0 (2)         $100 (2)
================================================================================



(1) Represents an estimate of the maximum number of shares of common stock of Registrant which may be issued to former holders of shares of common stock of Wiremedia.com pursuant to the merger described herein.

(2) The registration fee has been calculated pursuant to Rule 457(f )(2). As of the filing of this registration statement, Wiremedia.com had an accumulated capital deficit. In addition, Wiremedia.com's common stock has no par value. Accordingly, the proposed maximum offering price has been calculated by multiplying one-third,1/3, of an assumed par value for Wiremedia.com's Common Stock of, *par per share, pursuant to Florida law by the maximum number of shares to be issued to the holders of Wiremedia.com common stock in the merger.


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a) MAY DETERMINE.

PROSPECTUS

                      Ninth Enterprise Service Group, Inc.

Ninth Enterprise Service Group, Inc., a Florida corporation, and Wiremedia.com, Inc., a Wiremedia.com corporation, have entered into a merger agreement. Ninth Enterprise Service Group is a private company with no assets or operations originally formed to acquire Wiremedia.com, a private company such as Wiremedia.com that had made a decision to go public and secure a listing on the over the counter bulletin board through a reverse merger with a shell company. Wiremedia.com's goal was to go public through that process and only through that process, a decision it had made before it contacted Ninth Enterprise Service Group.

In assisting Wiremedia.com to reach this goal, Ninth Enterprise Service Group had to structure a transaction to meet two separate requirements. The board of Wiremedia.com, exercising its legal right under Florida state law, required that the transaction be structured as a reverse merger with a shell. To meet the NASD listing requirements, the transaction must involve the filing of a 1933 Act or 1934 Act registration statement in order for Wiremedia.com to secure a listing on the over the counter bulletin board. The merger satisfies Wiremedia.com's requirement concerning the way Wiremedia.com will go public. But the merger has nothing to do with meeting the NASD's requirement for securing a listing on the over the counter bulletin board, which is Wiremedia.com's ultimate goal in the transaction. This registration statement, not the merger, satisfies the NASD listing requirement.

There is no current market for the securities of Ninth Enterprise Service Group. It is anticipated that a market maker will file to secure for the surviving company a listing on the over-the-counter bulletin board after this registration statement is declared effective.

Each outstanding share of Wiremedia.com common stock, other than dissenting shares, as discussed later in this document, will be exchanged for one share of Ninth Enterprise Service Group common stock. When the merger closes, Ninth Enterprise Service Group will change Ninth Enterprise Service Group to Wiremedia.com and will be the surviving corporation.

The following table contains comparative share information for stockholders of Wiremedia.com and Ninth Enterprise Service Group immediately after the closing of the merger.

       -----------------------------------------------------------------------
                   The former             The current           Total
                   shareholders of        shareholders of
                   Wiremedia.com          Ninth Enterprise
                                          Service Group
       -----------------------------------------------------------------------
       Number      6,800,000              130,000               6,930,000
       -----------------------------------------------------------------------
       Percentage  98%                    2%                    100%
       -----------------------------------------------------------------------

The 2% of shares retained by the current stockholders of our name were issued upon formation for a capital contribution of $79. Ninth Enterprise will receive a merger fee of $55,000 from Wiremedia.com.

The merger presents risks.   You should review "Risk Factors" beginning on page
7.

Neither the Securities and Exchange Commission nor any state securities regulators have approved or disapproved the Ninth Enterprise Service Group common stock to be issued in the merger or if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The prospectus is being sent to Wiremedia.com stockholders on ____, 2001.

                        SOLICITATION OF WRITTEN CONSENTS

NOTICE IS HEREBY GIVEN to stockholders of Wiremedia.com, Inc. that in accordance with the provisions of Florida law, Wiremedia.com stockholders are asked to consider and give Wiremedia.com stockholders written consent to a proposal to approve:

o The merger agreement and plan of reorganization between Wiremedia.com, a Wiremedia.com corporation, and Ninth Enterprise Service Group, Inc., a Florida corporation

o The articles of merger which will be filed with the offices of the secretary of state of the state of Florida.

In the materials accompanying this notice, Wiremedia.com stockholders will find a prospectus relating to the merger proposal and a form of written consent. The prospectus more fully describes the proposal and includes information about Ninth Enterprise Service Group and Wiremedia.com. Wiremedia.com strongly urges its stockholders to read and consider carefully this document in its entirety.

Wiremedia.com's board of directors has determined that the merger is fair to Wiremedia.com stockholders and in Wiremedia.com stockholders best interests. Accordingly, the board of directors of Wiremedia.com has unanimously approved the merger agreement and the board unanimously recommends that Wiremedia.com stockholders consent to the transaction.

Wiremedia.com, Inc.

Colby Fede
President

                                 WRITTEN CONSENT

If Wiremedia.com stockholders want to give their consent and vote FOR the merger, please sign below and return to:

Colby Fede, President
Wiremedia.com, Inc.
1355 W Palmetto Park Rd. Suite 180,
Boca Raton,  FL 33486
Phone 561-362-8236
Fax  617-344-6141
e-mail  info@wiremedia.com


Stockholder #1 Signature_______________________________________


Print or Type Name___________________________________________


Stockholder#2 Signature________________________________________


Print or Type Name___________________________________________


Number of Shares____________________________________________

All consents must be received no later than 60 days from the date this prospectus is sent to stockholders. Written consents may be revoked during this period but are not revocable after written consents have been received from common stockholders owning more than 3,400,000 shares of Wiremedia.com's issued and outstanding common stock, which is 50% of all issued and outstanding common stock of Wiremedia.com.

If Wiremedia.com stockholders do not wish to give their consent to vote for the merger, they may do nothing.

Remember, however, that Wiremedia.com stockholders must comply with the appropriate provisions of Florida law to exercise dissenters rights. These rights are summarized in the prospectus. The relevant Wiremedia.com statute is attached as an appendix to the prospectus.

                                     SUMMARY

This summary provides a brief overview of the key aspects of this offering.

The Parties to the Merger

Ninth Enterprise Service Group, Inc.
2503 W. Gardner Ct.
Tampa, FL  33611
Telephone:  813/831-9348

o Ninth Enterprise Service Group is a private company with no assets or operations originally formed to acquire a private company such as Wiremedia.com that had made a decision to go public and secure a listing on the over the counter bulletin board through a reverse merger with a shell company.

Wiremedia.com, Inc.

o Wiremedia.com was incorporated in Florida in January 2000. Wiremedia.com sells e-commerce software and solutions.

o     Wiremedia.com  maintains  a website at  http://www.wiremedia.com.  Nothing
      contained    on   this    website    is    part   of   this    information
      statement/prospectus.

Merger Matters

Each outstanding share of Wiremedia.com common stock, other than dissenting shares, as discussed later in this document, will be exchanged for one share of Ninth Enterprise Service Group common stock. When the merger closes, Ninth Enterprise Service Group will change Ninth Enterprise Service Group to Wiremedia.com and will be the surviving corporation.

The following table contains comparative share information for stockholders of Wiremedia.com and Ninth Enterprise Service Group immediately after the closing of the merger.

       -----------------------------------------------------------------------
                   The former             The current           Total
                   shareholders of        shareholders of
                   Wiremedia.com          Ninth Enterprise
                                          Service Group
       -----------------------------------------------------------------------
       Number      6,800,000              130,000               6,930,000
       -----------------------------------------------------------------------
       Percentage  98%                    2%                    100%
       -----------------------------------------------------------------------


Selected Historical Financial Information

The following selected historical financial information of Wiremedia.com and Ninth Enterprise Service Group has been derived from their respective historical financial statements, and should be read in conjunction with the financial statements and the notes, which are included in this prospectus.

Wiremedia.com, Inc.

Ninth Enterprise Service Group, Inc


                                September 30, 2000                 Period ended
                                                              December 31, 1999
--------------------------------------------------------------------------------
Total assets                                    $0                           $0
--------------------------------------------------------------------------------
Total liabilities                                0                            0
--------------------------------------------------------------------------------
Equity                                           0                            0
--------------------------------------------------------------------------------
Income                                      32,500                            0
--------------------------------------------------------------------------------
Expenses                                    32,500                            0
--------------------------------------------------------------------------------
Net loss                                         0                          (79)
--------------------------------------------------------------------------------
Net loss per share                               0                            0
--------------------------------------------------------------------------------

                                  RISK FACTORS

It is difficult to evaluate Wiremedia.com's potential success in implementing its business plan and or forecasting its operating results. It may never achieve profitable operations. This is because Wiremedia.com is a new company and has no operating history. Wiremedia.com's e-commerce software and solutions have not been completely developed and may never be successfully developed.

The Internet in general and the market for e-commerce software and solutions is new and relatively uncertain. The new, competitive, fragmented and rapidly changing nature of the e-commerce software and solutions market increases these risks and uncertainties. Wiremedia.com was incorporated in January 2000, and, as such, has no operating history. Wiremedia.com cannot assure you that its product development will be successful. Even if product development is successful, Wiremedia.com does not know whether customers will use e-commerce software and solutions. If they don't, its business will not be successful.

Wiremedia.com was incorporated in January 2000, and, as such, has no operating history. It incurred net losses from inception through September 30, 2000. As of September 30, 2000, it had an accumulated deficit of approximately $***.

The stock issued in the merger will probably have no value if Wiremedia.com fails to obtain at least $2 million in additional financing in the next 12 months as it may not be able to continue operations.

Wiremedia.com does not have sufficient working capital to continue operations for the next 12 months. Wiremedia.com needs at least $2 million in financing during the next 12 months or Wiremedia.com may have to cease operations. If Wiremedia.com does not secure this additional financing in the next 12 months, then shareholders of Wiremedia.com will probably lose their entire investment. No source of this funding has currently been located.

Wiremedia.com must retain and recruit key personnel. If it doesn't, its revenues may be reduced if it cannot recruit or lose these key employees.

Wiremedia.com's business is dependent on the services of Colby Fede and Irene MacAllister. The loss of any of its senior management or other key technical, customer support, revenues and marketing personnel, particularly if lost to competitors, could harm its business. Wiremedia.com maintains no key man insurance.

Wiremedia.com's success depends upon its ability to attract and retain highly skilled management and other personnel. Competition for highly skilled employees with technical, management, marketing, revenues, product development and other specialized training is intense and Wiremedia.com may not be successful in attracting and retaining these kinds of personnel. In addition, it may experience increased costs in order to attract and retain skilled employees.

Wiremedia.com's business may not succeed or be less successful due to reduced generation of revenues because its management is only devoting 50% of their time to its business. This creates conflicts in interest in deciding how to devote their available time.

Under their employment agreements, Wiremedia.com's management is only required to devote half of their business time to it and the other half will be devoted to Biztalk.com, another business with which they are associated. Their devoting less than full time to its business could reduce its revenues in the future.

Wiremedia.com's  management has significant  control over  stockholder  matters,
which  may  impact  the   ability  of   minority   stockholders   to   influence
Wiremedia.com's activities.

Wiremedia.com's officers and directors and their families control the outcome of all matters submitted to a vote of the holders of common stock, including the election of directors, amendments to its certificate of incorporation and approval of significant corporate transactions. These persons will beneficially own, in the aggregate, approximately 85% of its outstanding common stock. This consolidation of voting power could have the effect of delaying, deterring or preventing a change in control of Wiremedia.com that might be beneficial to other stockholders.

The price of Wiremedia.com's stock may fall if, after the merger, Wiremedia.com's insiders sell a large number of their shares. It may fall if non-insiders sell their shares as well. This could reduce the price for which Wiremedia.com's shareholders may be able to sell their shares.

A sale of shares by Wiremedia.com security holders, whether under Rule 144 or otherwise, may have a depressing effect upon the price of its common stock in any market that might develop after the merger closes.

o After the merger, 50 shareholders will own an aggregate of 800,000 non-restricted shares. These non-insiders are not subject to the restrictions of Rule 144, and all of these non-insider shares may be sold immediately.

o After the merger, 2 of Wiremedia.com's principal executive officers and other insiders will own an aggregate of 6,000,000 restricted shares. These shares may only be sold in compliance with Rule 144.

o Current shareholders of Ninth Enterprise Service Group will own 130,000 shares to be registered for resale and thus can be sold immediately.

Rule 144 generally provides that a person owning shares subject to the Rule who has satisfied or is not subject to a one year holding period for the restricted securities may, subject to certain manner of resale, reporting and other provisions, sell an amount of restricted securities which does not exceed 1% of a company's outstanding common stock within any three month period.

If Wiremedia.com's stock trades on the bulletin board after the merger, it may be subject to penny stock rules. This may make it more difficult for you to sell your shares.

Broker-dealer practices in connection with transactions in penny stocks are regulated by penny stock rules adopted by the SEC. These requirements may have the effect of reducing the level of trading activity in Wiremedia.com's stock after the merger if trading commences.

Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.

It is anticipated that Wiremedia.com's stock will trade on the over-the-counter bulletin board after the merger. Because the bulletin board does not operate under the same rules and standards as the Nasdaq stock market, stockholders of Wiremedia.com may have greater difficulty in selling their shares when they want and for the price they want.

The over-the-counter bulletin board is separate and distinct from the Nasdaq stock market. Nasdaq has no business relationship with issuers of securities quoted on the over-the-counter bulletin board. The SEC's order handling rules, which apply to Nasdaq-listed securities don't apply to securities quoted on the bulletin board.

Although the Nasdaq stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the over-the-counter bulletin board has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application and is obligated to comply with keeping information about the issuer in its files. The NASD cannot deny an application by a market maker to quote the stock of a company. The only requirement for inclusion in the bulletin board is that the issuer be current in its reporting requirements with the SEC.

Stocks traded on the bulletin board are usually thinly traded, highly volatile, have fewer market makers and are not followed by analysts. This may inhibit the ability of stockholders of Wiremedia.com to sell their shares when they want, how they want and for the price they want.

Investors may have greater difficulty in getting orders filled because it is anticipated that Wiremedia.com's stock will trade on the over-the-counter bulleting board rather than on Nasdaq. Investors' orders may be filled at a price much different than expected when an order is placed. Trading activity in general is not conducted as efficiently and effectively as with Nasdaq-listed securities.

Investors must contact a broker dealer to trade bulletin board securities. Investors do not have direct access to the bulletin board service. For bulletin board securities, there only has to be one market maker.

Bulletin board transactions are conducted almost entirely manually. Because there are no automated systems for negotiating trades on the bulletin board, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders
- an order to buy or sell a specific number of shares at the current market price - it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution.

Because bulletin board stocks are usually not followed by analysts, there may be lower trading volume than for Nasdaq-listed securities.

Wiremedia.com may find it more expensive and time consuming to raise funds in a public offering after the merger closes. This could result in greater difficulty in raising funds if needed for operations or future growth.

A company such as Wiremedia.com whose shares are traded on the bulletin board is generally not eligible to use short-form registration statements on Form S-3. Having to utilize another form to register its securities may increase the time, cost and difficulty of raising funds in the future.

                                MERGER APPROVALS

In August, 2000, Ninth Enterprise Service Group's board of directors approved the merger proposal. Stockholders owning all of the stock of Ninth Enterprise Service Group approved the merger proposal by written consent shortly thereafter.

In August, 2000, the board of directors of Wiremedia.com unanimously approved the merger proposal. Based upon the ownership of more than 50% of Wiremedia.com common stock by officers, directors and affiliates, it appears that a favorable vote by stockholders of Wiremedia.com is assured. No consents will be solicited or received from stockholders of Wiremedia.com until after this registration statement has been declared effective.

                               MERGER TRANSACTION

Stockholders of Wiremedia.com should be aware that:

o    There will be no stockholders' meeting.

o This prospectus will be used to solicit written consents of Wiremedia.com stockholders. As such, it will meet the requirements of Florida law concerning information that must be sent to Wiremedia.com's stockholders who have a right to vote on the merger. Based upon the ownership of more than 50% of Wiremedia.com common stock by officers, directors and affiliates, it appears that a favorable vote by stockholders of Wiremedia.com is assured. However, consents must be received no later than 60 days from the date this prospectus is mailed to Wiremedia.com stockholders.

o All consents must be received no later than 60 days from the date this prospectus is sent to stockholders. Written consents may be revoked during this period but are not revocable after written consents have been received from common stockholders owning more than 3,400,000 shares of Wiremedia.com's issued and outstanding common stock, which is 50% of all issued and outstanding common stock of Wiremedia.com.

o There are 6,800,000 shares of Wiremedia.com common stock outstanding as of the date this prospectus is being sent to its stockholders. Each of its stockholders is entitled to one vote for each share of common stock held.

o A majority vote of the common stockholders is required to approve the merger. If the majority doesn't give its consent, the merger will not close.

o Written consents will be counted by the board of Wiremedia.com. If a Wiremedia.com shareholder does not return a written consent, the shareholder's shares will not count as a vote or be used in determining whether consents from Wiremedia.com stockholders owning the more than 50% of its issued and outstanding common stock necessary to approve the merger have been received.

o    Dissenters' rights of appraisal exist and are more fully described on page
     __.

o There is no material interest, direct or indirect, by security holdings or otherwise, of affiliates of Wiremedia.com in the proposed merger.

o Stockholders and affiliates of our name will retain shares in the surviving company and $55,000 in legal fees paid from the merger fee.

o    The  boards  of  directors   of  Ninth   Enterprise   Service   Group  and
     Wiremedia.com recommend approving the merger.

o    The  boards  of  directors   of  Ninth   Enterprise   Service   Group  and
     Wiremedia.com each believe that the merger is fair and in the best interest of their stockholders.

o The board of directors of Wiremedia.com has not obtained an opinion from an independent advisor that the Ninth Enterprise Service Group shares to be received by Wiremedia.com stockholders is fair from a financial point of view to Wiremedia.com stockholders.

Merger Agreement

The merger agreement provides each outstanding share of Wiremedia.com common stock, other than dissenting shares, as discussed later in this document, will be exchanged for one share of Ninth Enterprise Service Group common stock. The following table contains comparative share information for stockholders of Wiremedia.com and Ninth Enterprise Service Group immediately after the closing of the merger.


                   The former             The current           Total
                   shareholders of        shareholders of
                   Wiremedia.com          Ninth Enterprise
                                          Service Group
       -----------------------------------------------------------------------
       Number      6,800,000              130,000               6,930,000
       -----------------------------------------------------------------------
       Percentage  98%                    2%                    100%
       -----------------------------------------------------------------------

Upon formation, Mr. Williams was issued 1,000,000 shares. In connection with the merger, Ninth Enterprise Service Group agreed to effect a reverse split so that Mr. Williams' fully discretionary account, plus related family, will own 130,000 shares prior to the closing of the merger. This is because Wiremedia.com required that Mr. Williams and his family could only retain 2% of the issued and outstanding shares when the merger closed. Because they owned more shares than permitted, they agreed to a reverse split in order to satisfy this requirement. The shares retained by the current stockholders of our name were issued upon formation for a capital contribution of $79. Ninth Enterprise Service Group will receive a merger fee of $55,000 from Wiremedia.com.

   Election of Officers and Directors

The agreement provides that at the closing of the merger, Ninth Enterprise Service Group will elect new officers and a new board of directors to consist of the current officers and current directors of Wiremedia.com.

Articles and Bylaws

Prior to the merger, Ninth Enterprise Service Group will change articles and bylaws to be the same as those of Wiremedia.com.

Preferred Stock

The merger agreement provides that at the closing of the merger, Ninth Enterprise Service Group will issue Series A preferred stock on a one share for one share basis with existing preferred stockholders of Wiremedia.com.

Conditions to Closing

o The merger will not be closed unless the following conditions are met or waived:

o No material adverse change has occurred subsequent to the date of the last financial information in the registration statement in the financial position, results of operations, assets, liabilities or prospects of either company

o This registration statement is effective under the Securities Act.

o The merger qualifies as a tax-free reorganization under Section 368 of the code.

o No litigation seeking to enjoin the merger or to obtain damages is be pending or threatened.

o Holders of less than 10% of the outstanding shares of Wiremedia.com's common stock are entitled to dissenters' rights.

Termination

o     The merger agreement may be terminated as follows:

o If the closing has not occurred by any date as mutually agreed upon by the parties, any of the parties may terminate at any time after that date by giving written notice of termination to the other parties. No party may terminate if it has willfully or materially breached any of the terms and conditions of the agreement.

o    Prior to the mutually agreed closing date, either party may terminate

|X|  Following the insolvency or bankruptcy of the other.

|X| If any one or more of the conditions to closing is not capable of fulfillment.

As Ninth Enterprise Service Group goes through the due diligence and filing process, facts and circumstances not known to it when it started the process leading to closing the merger may come to light that make proceeding with the transaction inadvisable in the opinion of Ninth Enterprise Service Group. If this occurs or if Wiremedia.com cancels the agreement after paying the first installment of the merger fee, all fees previously received by Ninth Enterprise Service Group will be retained.

Exclusivity

Until either the merger agreement is terminated or the merger closed, Wiremedia.com has agreed not to solicit any other inquiries, proposals or offers to purchase or otherwise acquire, in a merger transaction or another type of transaction, the business of Wiremedia.com or the shares of capital stock of Wiremedia.com.

Similarly, until either the merger agreement is terminated or the merger closed, Ninth Enterprise Service Group has agreed not to make any other inquiries, proposals or offers to purchase or otherwise acquire, in a merger transaction or another type of transaction, the business or the shares of capital stock of any other company.

Other Matters

The agreement provides that none of the shares of Ninth Enterprise Service Group common stock outstanding prior to the closing of the merger will be converted or otherwise modified in the merger and all of the shares of Ninth Enterprise Service Group will be outstanding capital stock of Ninth Enterprise Service Group after the closing of the merger.

The agreement provides that the merger will be consummated promptly after this prospectus is declared effective by the SEC and upon the satisfaction or waiver of all of the conditions to the closing of the merger. The merger will become effective on the date and time a properly executed articles of merger are filed with the offices of the secretary of state of Florida. Thereafter, Wiremedia.com will cease to exist and Ninth Enterprise Service Group will be the surviving corporation in the merger.

The merger agreement is filed as an exhibit to and is incorporated by reference into this registration statement. Accordingly, the prospectus incorporates important business and financial information about the transaction that is not included in or delivered with the prospectus. This information is available without charge to security holders upon written or oral request to Colby Fede, President, Wiremedia.com, Inc., at the address set forth in the Summary section of this prospectus. To obtain timely delivery, security holders must request the information no later than five business days before the date they must make their investment decision. This date is no more than 5 days after the date of this prospectus.

Comparison of the percentage of outstanding shares entitled to vote held by directors, executive officers and their affiliates and the vote required for approval of the merger

All of Ninth Enterprise Service Group's shares are held by its directors, executive officers and their affiliates. A majority vote of the issued and outstanding shares is required to approve the merger. Stockholders owning all of Ninth Enterprise Service Group's common stock have executed a written consent voting to approve the merger. No further consent of any of the stockholders of Ninth Enterprise Service Group is necessary to approve the merger under the laws of the state of Florida.

Approximately 85% of Wiremedia.com's shares are held by its directors, executive officers and their affiliates. A majority vote of the issued and outstanding shares is required to approve the merger. Assuming consents are secured from stockholders owning more than 50% of the stock of Wiremedia.com, stockholders who did not consent to the merger will, by otherwise complying with Wiremedia.com corporate law, be entitled to dissenters' rights with respect to the proposed merger. No consents will be solicited or accepted until after the effective date of this prospectus. Based upon the ownership of more than 50% of Wiremedia.com common stock by officers, directors and affiliates, it appears that a favorable vote is assured.

Regulatory approval required

Neither Ninth Enterprise Service Group nor Wiremedia.com is aware of any governmental regulatory approvals required to be obtained with respect to the closing of the merger, except for the filing of the articles of merger with the offices of the secretary of state of the state of Florida.

Bulletin board listing

Ninth Enterprise Service Group will be subject to the reporting requirements of the Securities Exchange Act of 1934 in the calendar year in which the merger closes because it filed this registration statement. It intends to continue to be subject to those requirements in subsequent years by filing before the effective date of this registration statement a form 8-A electing to be a reporting company subject to the requirements of the 1934 act.

Upon closing of the merger, our name's name will seek to become listed on the over-the-counter bulletin board under the symbol "WMDA" If and when listed, the Wiremedia.com's stockholders will hold shares of a publicly-traded Wiremedia.com corporation subject to compliance with the reporting requirements of the 1934 act.

As more fully described in the Risk Factors section, the bulletin board operates under different rules and in a manner different and generally less efficient and effective than Nasdaq.

Contacts between the Parties

In late 1999, Mr. Colby Fede, President of Wiremedia.com entered into discussions with Mr. Michael T. Williams, Ninth Enterprise Service Group's President. After some additional discussions between the parties, Wiremedia.com indicated that it would be interested in discussing a possible business combination with Ninth Enterprise Service Group. Thereafter, there were numerous telephone conversations between the companies relating to various aspects of the potential merger, including in-depth discussions concerning the steps that needed to be taken to close the merger. In these discussions, Mr. Williams, acting as counsel to the company, indicated that neither he nor his firm were representing or advising Wiremedia.com in any way in the transaction

Following these discussions, representatives of Ninth Enterprise Service Group and Wiremedia.com negotiated the basic structure, terms and conditions of the merger. The $55,000 merger fee to be paid to it by Wiremedia.com under the terms of the merger agreement, will be paid to Williams Law Group for legal services in preparing this registration statement.

Wiremedia.com has retained the NASD member firm of Harrison Douglas as financial advisor to it in the transaction. They shall be paid $30,000 and receive 130,000 shares of Wiremedia.com before the merger for acting as financial advisor. Although not rendering a formal fairness opinion, as financial advisor to the board of Wiremedia.com, Harrison Douglas has agreed to advise Wiremedia.com's board as to whether it believes the merger will accomplish Wiremedia.com's objectives. In addition, Harrison Douglas will be available to respond to any concerns or answer any questions the Wiremedia.com board might have during the acquisition process.

During his discussions with Mr. Williams, Mr. Fede indicated that Wiremedia.com had already made a strategic decision to promise investors and existing shareholders investment liquidity through a reverse merger with a shell company that would become listed on the over the counter bulletin board.

Mr. Williams told Mr. Fede that his law firm, Williams Law Group, P.A., represented shell companies that could meet Wiremedia.com's requirements. He indicated that he was only acting as an attorney for the shell corporation and that neither he nor his firm would not be representing or advising Wiremedia.com in any way in or about the proposed transaction.

Mr. Williams indicated that his firm only represented shell companies that used a transaction structure that was different than most other reverse merger transactions Wiremedia.com might be considering. Mr. Williams explained that in his firm's opinion, a traditional reverse merger with a public shell involved companies that:

o At one time had assets or operations but had gone out of business and, thus, were only the "shell" of a former operating business. As such, in his firm's opinion, these shell companies were susceptible of having unknown liabilities, unknown shareholders and unknown shareholder rights, such as options or registration rights.

o Often times were "public" in that they were listed and trading at the time of the merger.

o Many times attempted to transfer free trading shares to shareholders of the private company in controlled transactions that were nonetheless purported to be exempt under Rule 144k.

o The promoters and their affiliates sometimes participated in post-merger promotion of the surviving company's stock. The promoters and their affiliates always maintained control of resale decisions concerning the shares they retained and often sold these shares in a way that was adverse to the interests of the formerly private company and its shareholders.

In contrast, Mr. Williams explained that the transaction structure utilized by companies represented by his law firm only involved shell companies that:

o Are new, not "used," companies. These companies were formed by Mr. Williams' law firm. These companies have never had any assets or operations. The only shareholders other than Mr. Williams were his client, family and family trust. As such, these companies were known by Mr. Williams' law firm to have no unknown liabilities, shareholders or shareholder rights.

o Do not become listed and trading until after the SEC has cleared a 1933 Act and 1934 Act registration statement covering stock to be issued in the merger and the merger closed.

o Issue to shareholders of private companies only fully registered shares under an the 1933 Act registration statement rather than transferring shares to these shareholders purportedly in reliance upon a resale exemption provided under Rule 144k.

o Do not involve a situation in which Mr. Williams, his law firm, or his family have any involvement with the surviving company in the transaction after the merger is closed.

o Mr. Williams and his family do not and will not participate in post-merger promotion of the surviving company's stock.

o Mr. Williams will resign his positions at the closing of the merger, and Mr. Williams law firm will resign as counsel to Ninth Enterprise Service Group at that time. They will not be involved with and will not provide legal or other representation or advice to the surviving company in any way after the merger closes.

o Mr. Williams and his family do not exercise any control over the resale of their shares after the merger closes and the stock of the surviving company becomes listed for trading on the over the counter bulletin board. All the shares they retain are to be held at a large NASD member brokerage firm in an account over which the account executive - and not Mr. Williams and his family - will have full, final and complete control of all resale decisions.

Mr. Mark Caron is the registered representative and account executive at Raymond James and Associates, Tampa, Florida who will be making these resale decisions.

It is anticipated that the standards to be used will be the following:

o First and foremost, only legally tradable shares will be resold. Ninth Enterprise Service Group won't allow non-tradable shares to be resold. Raymond James' compliance department won't allow that to happen either.

o Mr. Williams or his relatives will tell Mr. Caron from time-to-time to sell sufficient shares in the portfolio to net it a certain amount of dollars.

o     Mr. Caron will review the portfolio.

o     He will first determine which shares can be legally resold.

o For the eight registration statements on file, this would mean that there is available an up-to-date selling shareholder prospectus that meets the prospectus delivery requirements for the resale of these shares.

o For the subsequent registration statements to be filed under its proposed alternative structure, he would have to make sure Rule 144 was available for resale.

o Of the shares of the various companies in the portfolio that can be legally resold, he will determine whether is there an adequate trading market for these shares to be able to resell them in a manner that will net the requested amount.

o Assuming that he can generate more than the requested amount by selling shares that meet these criteria, he will then determine which shares have the least potential for future appreciation.

o     These are the shares that will be sold.

There are three caveats to this procedure.

o First, it may well be that because of the burden imposed by the prospectus delivery requirement, the shares in the companies for which registration statements are on file may all be resold as promptly as the market will allow at what is at least a reasonable price, subject to any existing option or lock-up agreements.

o Second, in the interest of maintaining diversification of the portfolio or for similar reasons, he may decide to sell shares of companies that he believes have a greater potential for appreciation than shares of other companies in the portfolio.

o Third, Mr. Caron has the discretion to sell any legally tradable shares in the portfolio at any time, regardless of whether he has received a request for funds from Mr. Williams or his family. Reasons for the Transaction Structure

Ninth Enterprise Service Group is a private company with no assets or operations originally formed to acquire a private company such as Wiremedia.com that had made a decision to go public and secure a listing on the over the counter bulletin board through a reverse merger with a shell company. Wiremedia.com goal was to go public through that process and only through that process, a decision it had made before it contacted Ninth Enterprise Service Group.

In assisting Wiremedia.com to reach this goal, Ninth Enterprise Service Group had to structure a transaction to meet two separate requirements. One is factual. The other is legal. One is discretionary. The other is mandatory. The discretionary factual requirement is imposed by Wiremedia.com. The mandatory legal requirement is imposed by the NASD.

In adopting this transaction structure to meet both the requirements of Wiremedia.com and the NASD, Ninth Enterprise Service Group considered the following:

o The board of Wiremedia.com has the legal right under Florida state law to require that the transaction be structured as a reverse merger with a shell.

o Wiremedia.com could go public some way other than a reverse merger with a shell. But as the board in the proper exercise of its discretion under Florida state law in making a business judgment has made its decision concerning the method Wiremedia.com will utilize to go public, this is not a relevant issue.

o The transaction must involve the filing of a 1933 Act or 1934 Act registration statement in order for Wiremedia.com to secure a listing on the over the counter bulletin board.

o The use of a 1933 Act registration statement is acceptable to the NASD in order to meet its requirements for listing.

o The merger satisfies Wiremedia.com's requirement concerning the way Wiremedia.com will go public. But the merger has nothing to do with meeting the NASD's requirement for securing a listing on the over the counter bulletin board, which is Wiremedia.com's ultimate goal in the transaction. This registration statement, not the merger, satisfies the NASD listing requirement.

Wiremedia.com required that their going public transaction must involve a merger with a shell company. In order to meet this factual requirement, the transaction was structured to have Wiremedia.com acquired by Ninth Enterprise Service Group in a reverse merger. A reverse merger is a transaction in which Ninth Enterprise Service Group and not Wiremedia.com is the surviving company after the merger closes.

It is the board of Wiremedia.com, not some third party, that has the right, indeed the duty, under Florida state law to make a determination as to which method of going public is in the best interest of Wiremedia.com and its stockholders. The board selected this process rather than another because it determined that this process has a very valid business purpose: In the minds of its potential investors, its shareholders and its management, this method of going public was well known, universally accepted and proven to be successful. This method would therefore enhance Wiremedia.com's ability to raise capital and provide its investors and shareholders with liquidity.

Legal Requirement

Although this transaction structure meets Wiremedia.com's factual requirement, the merger itself does nothing to meet the NASD's legal requirement that Wiremedia.com must become subject to the provisions of section 15d of the 1934 Act to meet the listing requirement under NASD Rule 6530. According to the NASD's interpretation of the Rule, this requirement for listing is met by the filing of a 1933 Act registration statement.

NASD Rule 6530 limits quotations on the OTCBB to the securities of issuers that make current filings pursuant to Sections 13 and 15(d) of the 1934 Act. In "Eligibility Rule Q and A," January 21, 1999, posted on the over the counter bulletin board website at

http://www.otcbb.com/news/EligibilityRule/eligruleq&a.stm

the NASD advised companies that wanted to become listed on the over the counter bulletin board that

In order to be required to make filings pursuant to Section 13 or 15(d) of the Act, an issuer must register its class of securities under the Securities Act of 1933 or the Securities Exchange Act of 1934. [emphasis added]

So clearly, a registration statement such as this filed under the 1933 Act meets the NASD's requirement for listing.

That same statement of the NASD indicates that Wiremedia.com must be a mandatory, not a discretionary, reporting company. Under section 15d of the 1934 Act and related regulations and interpretations, that requirement is met for the year in which this registration statement is declared effective. However, there may some uncertainty as to the mandatory reporting status thereafter. Accordingly, to avoid any uncertainty in this area, Ninth Enterprise Service Group will file a companion registration statement on Form 8-A, the form prescribed for discretionary registration of securities under section 12(g) of the 1934 Act. The filing of the companion registration statement on form 8-A will assure continued compliance with NASD Rule 6530 in the years after this registration statement is declared effective, so long as the surviving company remains current in its reporting requirements.

NASD Rule 6530 is not met by the merger. It is met by structuring the transaction to have the shares that are issued to Wiremedia.com's shareholders in the merger registered under this 1933 Act registration statement and simultaneously registered under the 1934 Act on Form 8-A.

Although this transaction structure is utilized to meet Wiremedia.com's requirement of going public through a reverse merger with a shell company, this registration statement is not being filed because of that requirement. It is being filed because in order for Wiremedia.com to reach its goal of going public, the requirement imposed by the NASD has to be satisfied. This registration statement, and not the merger, is what meets that requirement.

Thus, by being acquired by Ninth Enterprise Service Group in a transaction in which shares that are issued to Wiremedia.com's shareholders in the merger are registered under this 1933 Act registration statement and simultaneously registered under the 1934 Act, Wiremedia.com meets both the NASD legal requirement of going public - Rule 6530 - and its own factual requirement for the way it wants to go public - a reverse merger with a shell company.

Reasons for Recommending Approval of the Merger

Both the board of directors of Ninth Enterprise Service Group and Wiremedia.com have recommended approving the merger. Neither of the boards of directors of Ninth Enterprise Service Group or Wiremedia.com requested or received, or will receive, an opinion of an independent investment banker as to whether the merger is fair, from a financial point of view, to Ninth Enterprise Service Group and its shareholders or Wiremedia.com and its shareholders.

In considering the merger, the Ninth Enterprise Service Group board took note of the fact that Wiremedia.com met its acquisition candidate profile in that it was a private company that had already determined to go public through merger with a shell when it first contacted Ninth Enterprise Service Group. In addition, the board noted Wiremedia.com could produce audited financial statements and other information necessary for the filing of this registration statement and had agreed to pay the required merger fee to Ninth Enterprise Service Group, Accordingly, the Ninth Enterprise Service Group board determined that the merger proposal was fair to, and in the best interests of, Ninth Enterprise Service Group and the Ninth Enterprise Service Group's shareholders.

The board of Wiremedia.com concluded that this transaction fully met Wiremedia.com's business objective in the manner the board deemed to be the most appropriate consistent with its business decision to go public through a process involving a reverse merger with a shell corporation.

The board noted the transaction structure proposed by Third Enterprise would meet its objective of going public because it involved a transaction in which shares that are issued to Wiremedia.com's shareholders in the merger are registered under this 1933 Act registration statement and simultaneously registered under the 1934 Act. As such, Wiremedia.com would be able to meet the NASD's legal requirement of going public using the method it desired.

The Wiremedia.com board recommended approving the merger because it concluded that the merger and its terms, including the merger fee to be paid to Ninth Enterprise Service Group and the shares retained by shareholders of Ninth
Enterprise Service Group after the merger closed, were fair and in the best interests of Wiremedia.com's shareholders. The board recommended Wiremedia.com's shareholders approve the merger.

The board's conclusion and recommendation were based upon the following:

o Wiremedia.com did not consider other methods of going public to be appropriate. The board determined that a reverse merger with a shell was the only acceptable alternative because this process, in the minds of its potential investors, its shareholders and its management, was:

o     Well known
o     Universally accepted
o     Proven to be successful

      The board took note that the bulletin board might not be as efficient or effective as Nasdaq. The board pointed out that Wiremedia.com didn't qualify for Nasdaq listing in any case.

      The board noted that there would be increased expense because of the requirement to become and remain an SEC reporting company in order to secure and maintain the bulletin board listing. Nonetheless, the board felt in its best business judgment that recognizing and acting upon investor, shareholder and management requests and desires for liquidity as soon as possible was in the long-term best interest of Wiremedia.com and its business.

o The board investigated a number of individuals and entities who offered to assist Wiremedia.com in becoming a reporting, listed and trading company through a reverse merger. The board concluded that the transaction structure proposed by Third Enterprise had significant advantages over other types of reverse merger transaction structures. And it concluded that counsel to Ninth Enterprise Service Group possessed a higher level of honesty, knowledge, experience and competence necessary for a successful transaction than it felt would be available through other alternatives.

o The merger fee and number of shares retained were reasonable, particularly in comparison to traditional shell reverse merger transactions. They were reasonable in view of the knowledge and experience of the attorney for Ninth Enterprise Service Group.

Having made these decisions, the board felt that to undertake this transaction in some other manner with some other company or individuals would be inconsistent with the decision the board in the proper exercise of the discretion it is allowed under the business judgment standards of Florida law and the interests and desires of all the shareholders of Wiremedia.com.

Interests of Certain Persons in the Merger

Upon the closing of the merger, the current directors and executive officers of Wiremedia.com will become the directors and executive officers of the surviving corporation.

Mr. Williams' law firm will receive a fee of $55,000 paid from the merger fee. He and his family members and a family trust will retain 130,000 shares following the merger. These shares will be registered for resale. These shares may have no value as they may only be sold if there is sufficient market demand to support a sale of these shares.

Material Federal Income Tax Consequences

The following discussion summarizes all the material federal income tax consequences of the merger. This discussion is based on existing provisions of the Internal Revenue Code of 1986, existing and proposed Treasury Regulations and current administrative rulings and court decisions, all of which are subject to change. Any change, which may or may not be retroactive, could alter the tax consequences to the Wiremedia.com stockholders, as described below.

Williams Law Group has addressed this opinion to most of the typical common stockholders Wiremedia.com. However, some special categories of stockholders listed below will have special tax considerations that need to be addressed by their individual tax advisors:

o     Dealers in securities
o     Banks
o     Insurance companies
o     Foreign persons
o     Tax-exempt entities
o Taxpayers holding stock as part of a conversion, straddle, hedge or other risk reduction transaction
o Taxpayers who acquired their shares in connection with stock option or stock purchase plans or in other compensatory transactions

It does not address the tax consequences of the merger under foreign, state or local tax laws.

Williams Law Group strongly urges Wiremedia.com stockholders to consult their own tax advisors as to the specific consequences of the merger to them, including the applicable federal, state, local and foreign tax consequences of the merger in their particular circumstances.

Neither Ninth Enterprise Service Group nor Wiremedia.com has requested, or will request, a ruling from the Internal Revenue Service with regard to any of the federal income tax consequences of the merger. The tax opinions will not be binding on the IRS or preclude the IRS from adopting a contrary position.

It is the opinion of Williams Law Group, P.A., counsel to Ninth Enterprise Service Group, that the merger will constitute a reorganization under Section 368(a) of the code. The tax description set forth below has been prepared and reviewed by Williams Law Group, and in their opinion, to the extent the description relates to statements of law, it is correct in all material respects. The following tax consequences are implicit in the firm's opinion that the merger is a 368(a) reorganization. This discussion summarizes the tax opinion given by counsel.

As a result of the merger's qualifying as a reorganization, the following federal income tax consequences will, under applicable law, result:

o No gain or loss will be recognized for federal income tax purposes by the holders of Wiremedia.com common stock upon the receipt of Ninth Enterprise Service Group common stock solely in exchange for Wiremedia.com common stock in the merger, except to the extent that cash is received by the exercise of dissenters' rights.

o The aggregate tax basis of the Ninth Enterprise Service Group common stock received by Wiremedia.com stockholders in the merger will be the same as the aggregate tax basis of the Wiremedia.com common stock surrendered in merger.

o The holding period of the Ninth Enterprise Service Group common stock received by each Wiremedia.com shareholder in the merger will include the period for which the Wiremedia.com common stock surrendered in merger was considered to be held, provided that the Wiremedia.com common stock so surrendered is held as a capital asset at the closing of the merger.

o A holder of Wiremedia.com common stock who exercises dissenters' rights for the Wiremedia.com common stock and receives a cash payment for the shares generally will recognize capital gain or loss, if the share was held as a capital asset at the closing of the merger, measured by the difference between the shareholder's basis in the share and the amount of cash received, provided that the payment is not essentially equivalent to a dividend within the meaning of Section 302 of the code or does not have the effect of a distribution of a dividend within the meaning of Section 356(a)(2) of the code after giving effect to the constructive ownership rules of the code.

o Neither Ninth Enterprise Service Group nor Wiremedia.com will recognize gain solely as a result of the merger.

o There is a continuity of interest for IRS purposes with respect to the business of Wiremedia.com. This opinion is based upon IRS ruling guidelines that require eighty percent continuity, although the guidelines do not purport to represent the applicable substantive law.

A successful IRS challenge to the reorganization status of the merger would result in significant tax consequences. For example,

o Wiremedia.com would recognize a corporate level gain or loss on the deemed sale of all of its assets equal to the difference between

o the sum of the fair market value, as of the closing of the merger, of the Ninth Enterprise Service Group common stock issued in the merger plus the amount of the liabilities of Wiremedia.com assumed by Ninth Enterprise Service Group

     and

o    Wiremedia.com's basis in the assets

o Wiremedia.com stockholders would recognize gain or loss with respect to each share of Wiremedia.com common stock surrendered equal to the difference between the shareholder's basis in the share and the fair market value, as of the closing of the merger, of the Ninth Enterprise Service Group common stock received in merger therefore.

In this event, a shareholder's aggregate basis in the Ninth Enterprise Service Group common stock so received would equal its fair market value and the shareholder's holding period for this stock would begin the day after the merger is consummated.

Even if the merger qualifies as a reorganization, a recipient of Ninth Enterprise Service Group common stock would recognize income to the extent if, among other reasons any shares were determined to have been received in merger for services, to satisfy obligations or in consideration for anything other than the Wiremedia.com common stock surrendered. Generally, income is taxable as ordinary income upon receipt. In addition, to the extent that Wiremedia.com stockholders were treated as receiving, directly or indirectly, consideration other than Ninth Enterprise Service Group common stock in merger for Wiremedia.com's shareholder's common stock, gain or loss would have to be recognized.

This discussion does not address the tax consequences of the merger to holders of Wiremedia.com options, who, as a result of the merger, will receive Ninth Enterprise Service Group options. Holders of the securities should consult their tax advisors with respect to the tax consequences.

Dissenters' Rights

The following summary of dissenters' rights under Florida law is qualified in its entirety by reference to chapter 607, Florida Statutes. All material terms of chapter 607 are summarized below. Ninth Enterprise Service Group has filed copies of these statutes as an appendix to the registration statement.

Under Florida law, a Wiremedia.com shareholder who does not give consent for the merger and otherwise does not vote for the merger and files a written demand for appraisal with Wiremedia.com within 20 days after receiving notice will be paid the fair market value of the shares on the date of the closing of the merger, as determined by the board of directors of Wiremedia.com. If a Wiremedia.com stockholders wishes to exercise these rights, he or she must not give written consent to the merger and otherwise does not vote for the merger, must file the written demand within the prescribed time period, and follow other procedures.

Within 20 days after Wiremedia.com has given notice, any shareholder of Wiremedia.com who elects to dissent shall file with the corporation a notice of the election, stating the shareholder's name and address, the number, classes, and series of shares as to which he or she dissents, and a demand for payment of the fair value of his or her shares. Fair value means the value of the shares as of the close of business on the day prior to the merger authorization date, excluding any appreciation or depreciation in anticipation of the merger unless exclusion would be inequitable.

Any shareholder failing to file this election to dissent within the 20 day period is bound by the terms of the proposed merger. Any shareholder filing an election to dissent must deposit his or her certificates for certificated shares with Wiremedia.com simultaneously with the filing of the election to dissent.

Upon filing a notice of election to dissent, the shareholder is thereafter entitled only to payment for dissenting and is not entitled to vote or to exercise any other rights of a shareholder.

Accounting Treatment

For accounting purposes, the merger will be treated as a reorganization by Wiremedia.com.

Merger Procedures

Unless otherwise designated by a Wiremedia.com shareholder on the transmittal letter, certificates representing shares of Ninth Enterprise Service Group common stock issued to Wiremedia.com stockholders will be issued and delivered to the tendering Wiremedia.com shareholder at the address on record with Wiremedia.com . In the event of a transfer of ownership of shares of Wiremedia.com common stock represented by certificates that are not registered in the transfer records of Wiremedia.com , the shares may be issued to a transferee if the certificates are delivered to the transfer agent, accompanied by all documents required to evidence the transfer and by evidence satisfactory to the transfer agent that any applicable stock transfer taxes have been paid. If any certificates shall have been lost, stolen, mislaid or destroyed, upon receipt of

o An affidavit of that fact from the holder claiming the certificates to be lost, mislaid or destroyed.

o The bond, security or indemnity as the surviving corporation and the transfer agent may reasonably require.

o Any other documents necessary to evidence and effect the bona fide merger, the transfer agent shall issue to holder the shares into which the shares represented by the lost, stolen, mislaid or destroyed.

o     Certificates have been converted.

Neither Ninth Enterprise Service Group, Wiremedia.com, or the transfer agent is liable to a holder of Wiremedia.com's common stock for any amounts paid or property delivered in good faith to a public official under any applicable abandoned property law. Adoption of the merger agreement by the Wiremedia.com's stockholders constitutes ratification of the appointment of the transfer agent.

After the closing of the merger, holders of certificates will have no rights with respect to the shares of Wiremedia.com common stock represented thereby other than the right to surrender the certificates and receive in merger the shares of Ninth Enterprise Service Group common stock to which the holders are entitled.

It is a condition to Wiremedia.com's obligations to consummate the merger that the holders of no more than 10% of the outstanding shares of Wiremedia.com's common stock and 10% of Wiremedia.com's preferred stock are entitled to dissenters' rights. If demands for payment are made with respect to more than 10%, of the outstanding shares of Wiremedia.com's either class of stock, and, as a consequence more than 10% of the stockholders of either class of Wiremedia.com's become entitled to exercise dissenters' rights, then Wiremedia.com will not be obligated to consummate the merger.

    WIREMEDIA.COM MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

                          Please review the following.

You cannot simply compare numbers from period to period. You must also indicate the causes for changes. If there is more than one cause, you must quantify each.

Also, you also need to indicate future trend information.

Here's the formal requirement:

  a.Plan of operation.

      1.Describe the small business issuer's plan of operation for the next twelve months. This description should include such matters as:

          i.a discussion of how long the small business issuer can satisfy its cash requirements and whether it will have to raise additional funds in the next twelve months;

          ii.a summary of any product  research and  development  that the small business  issuer will  perform for the term of the plan;
          iii.any expected purchase or sale of plant and significant equipment;
              and
          iv.any expected significant changes in the number of employees.


      2.[Reserved]

  b.Management's Discussion and Analysis of Financial Condition and Results of Operations.

1.Full fiscal years. Discuss the small business issuer's financial condition, changes in financial condition and results of operations for each of the last two fiscal years.

This discussion should address the past and future financial condition and results of operation of the small business issuer, with particular emphasis on the prospects for the future. The discussion should also address those key variable and other qualitative and quantitative factors which are necessary to an understanding and evaluation of the small business issuer. If material, the small business issuer should disclose the following:

i.Anyknown trends, events or uncertainties that have or are reasonably likely to have a material impact on the small business issuer's short-term or long-term liquidity;

ii.Internal and external sources of liquidity;

iii.Any material commitments for capital expenditures and the expected sources of funds for such expenditures;

iv.Any known trends, events or uncertainties that have had or that are reasonably expected to have a material impact on the net sales or revenues or income from continuing operations;

v.Any significant elements of income or loss that do not arise from the small business issuer's continuing operations;

vi.The causes for any material changes from period to period in one or more line items of the small business issuer's financial statements; and

vii.Any seasonal aspects that had a material effect on the financial condition or results of operation.

2.Interim Periods. If the small business issuer must include interim financial statements in the registration statement or report, provide a comparable discussion that will enable the reader to assess material changes in financial condition and results of operations since the end of the last fiscal year and for the comparable interim period in the preceding year.

    Instructions to Item 303:

      1.The discussion and analysis shall focus  specifically on material events and uncertainties known to management that would cause reported financial information not to be necessarily indicative of future operating results or of future financial condition.

      2.Small business issuers are encouraged, but not required, to supply forward looking information. This is distinguished from presently known data which will impact upon future operating results, such as known future increases in costs of labor or materials. This latter data may be required to be disclosed.

                             WIREMEDIA.COM BUSINESS

Wiremedia.com was incorporated in January 2000. In January 2000, Wiremedia launched a proprietary technology that allows Internet based businesses to produce and deploy customized, and integrated e-marketplace enabled websites. During the remainder of calendar year 2000, Wiremedia's operating activities will consist of recruiting personnel, upgrading its technology, building and operating infrastructure, and aligning with companies that complement its objectives. Wiremedia.com launched its website in March 2000, and will ship its first product in July 2000. In February 2000, Wiremedia.com began working on several strategic alliances with leading online and business-to-business product and service marketers.

Wiremedia.com  intends  to become a  leading  provider  of  business-to-business
e-marketplace software and solutions which enable small to medium sized companies to construct, deploy and maintain internet based B2B online electronic marketplaces. Wiremedia.com will provide private-label sales leads and RFP services to the online B2B marketplace by powering a network of websites that bring buyers and sellers together through a shared database of goods and services that are industry specific. Its e-marketplace solutions enable businesses to launch fully configured, custom-branded and flexible internet sales leads and RFP sites without investing in technology, personnel, or infrastructure. By maintaining its private-label network sites on its servers, Wiremedia.com is able to aggregate the sales leads and RFPs from its networks sites and distribute these opportunities across the Wiremedia.com network. The result is a highly liquid sales lead and RFP service with a large number of potential qualified buyers and a broad range of qualified sellers.

The Wiremedia.com network provides both a compelling marketplace for businesses looking for qualified sales leads and buyers looking to purchase products and services from qualified suppliers. Through its B2Bnetware technology, we find and match the purchasing needs of buyers to that of qualified sellers, seamlessly connecting both parties, thereby owning the content pipeline between buyer and seller.

Wiremedia.com intends to further enhance the value of its product offering by developing, both internally and through strategic vendor relationships, a further array of value-added, higher margin product and service offerings to continue to address its ever changing customer demands.

Background of its Business

Value-added Internet services, including electronic commerce services, represents one of the fastest growing segments of the business services market. The availability of Internet access, advancements in technologies required to navigate the Internet, and the proliferation of content and applications available over the Internet have attracted a rapidly growing number of Internet users.

The interactive nature of the Internet allows online merchants to communicate effectively with one another, and with customers, and allows advertisers to target customer bases having specific demographic characteristics and interests. As a result, the Internet is emerging as an attractive, and in many cases, preferred medium for the transaction of business, including e-commerce activities. Business-to-business electronic commerce, according to Forrester Research, is projected to grow from $100 billion in 1999 to $1.3 trillion in 2003.

Its market is growing rapidly because the internet allows businesses to bypass many of the traditional, inefficient means of conducting business by moving all or part of the business operations online, they can cut operating cost, and deploy products and services quicker then ever. In moving their operations online, many businesses need solutions to help them establish and maintain a presence online. Wiremedia.com provides such a solution.

Businesses  are  increasingly   adding  a  variety  of  enhanced   services  and
applications to their basic Web site platforms, in order to more fully capitalize on the power of the Internet. These services and applications allow them to more efficiently communicate company information, expand and enhance their distribution channels, increase productivity through back-office automation and reduce costs. Wiremedia.com expects this trend to continue as high-bandwidth, high functionality value-added services continue to be developed, improve and proliferate and as Internet usage continues to expand.

Further, by provisioning its Web site with enhanced application tools, Wiremedia.com can automate business processes such as sales order entry, shipping, inventory management and customer service from this site. When conducting electronic commerce over a Web site, a company typically will add security, shopping cart, and payment processing capabilities to its basic Web site.

The Internet software service provider market is segmented into large national or multinational providers such as Verio, which typically are full service providers, and regional and local providers which generally offer a smaller range of services and products and lack the ability to meet all the needs of a business customer. Wiremedia.com has specifically targeted the small and medium sized business market for the provision of its Internet services. Industry analysts have reported that small and medium sized businesses represent a potential market of over seven million customers in the U.S.

Competitive Strategy

Its competitive strategy of supplying software solutions and services to customers on a revenue sharing basis is unique in the industry. In formulating its business strategy, Wiremedia.com believes that Wiremedia.com has a competitive advantage in serving these business customers because we lower their cost to use and implement its products and services without charging being charged an upfront fee by Wiremedia.com.

 Wiremedia.com's goal is to be the premier, full-service provider of Internet services to small and medium sized businesses. The key elements of its strategy in accomplishing this goal are to develop and offer value-added products and services to increase revenues. Small and medium sized businesses are increasingly looking for value-added products and services that allow them to further leverage the power of the Internet to expand markets, increase productivity and reduce costs. Wiremedia.com believes that its products and services give it a competitive edge in offering high-margin, value-added
 Internet services and bundled packages to meet the evolving needs of its current and future customers. As a result, Wiremedia.com believes that Wiremedia.com will be able to derive increasing revenue from these customers and increase profitability by selling an expanding array of value-added services.

Examples of these Web-based value-added services include electronic commerce, unified messaging, office and business process automation capabilities, audio and video applications, automated Web site authoring tools and templates and redundant "hot" sites across multiple national and international data centers. Wiremedia.com expects to provide these further value-added services through a combination of internal development and packaging, acquisitions and new relationships with Internet hardware, software and service companies.

Wiremedia.com intends to create customer loyalty by:

o Comprehensive and high-quality product -Wiremedia.com intends to provide its customers with a product that is easy to use, and implement into their Internet commerce infrastructure. Customers will be able to download and self install its product online.

o Innovative use of technology - Wiremedia.com intends to provide its customers with scalable and upgradeable technology. The Wiremedia.com software employs unique technology which allows it to automatically customize and scale to each client's specific needs.

o Broad selection, high-quality products - Wiremedia.com intends to provide its customers with complementary and supplementary technologies which will serve as adjuncts to its current e-commerce technologies or as stand alone supplements to its technology.

o A high level of customer service - Wiremedia.com intends to provide Internet based live chat customer service to its customers

o Competitive pricing - Wiremedia.com intends to provide its product at no upfront fee to its customer base, instead charging them on the per use basis.

o Personalized service - Wiremedia.com intends to provide its customers with technologies that will automatically customize to fit the client's needs.

Products and Services

Wiremedia.com will offer a comprehensive range of business Internet services through value-added products and services. Wiremedia.com will offer a core suite of products and services. As its customers needs evolve, Wiremedia.com intends to continue to develop a broad range of value-added products and services independently, through acquisition, and through strategic relationships with key vendors.

Software products: Its software products include browsers, set up disks and other solutions that permit customers to more effectively and easily integrate its e-commerce solutions into their website.

Electronic Commerce Solutions: Electronic commerce provides businesses the ability to sell products and services on the Internet. The electronic commerce or e-commerce capability can be added to an existing Web site or it can be the basis for a Web site, starting with the customer's product catalog. The principle basic components of an e-commerce enabled Web site include:

o     A Web site

o A catalog of the products to be sold from the site, including prices and inventory -- a secure means of accepting orders from customers visiting the site

o A secure means of accepting payment for those orders -- a means of calculating the appropriate tax and shipping costs attributable to the order

o     Transaction reporting capability

o     A means of reconciling these transactions accounting records

Wiremedia.com "intends to offer" a variety of e-commerce packages. Its entry level "B2Bnetware" product is designed to provide private-label sales leads and RFP services to the online B2B marketplace by powering a network of websites that bring buyers and sellers together through a shared database of goods and services that are industry specific. The "B2Bnetware Extra" product is for the more sophisticated network partners who desires an unlimited number of customization These network partners will receive more highly customized and more flexible internet sales leads and RFP sites.

Wiremedia.com has relationships with numerous providers of the various components of its e-commerce solutions, including tools for catalog and site creation, merchant accounts, digital certificates, transaction processing and numerous additional components that are required to build a completely commerce enabled Web site. Wiremedia.com will continue to invest in creating a greater suite of e-commerce packages as this market develops.

Web Site Design: Web site design is the development of the Web site content that will be displayed on the Web site when it is being viewed on the Internet. We rely principally on its resellers to create the Web sites for its customers. In addition to relying on the Web design services of its resellers, Wiremedia.com will offer Web design services to a select set of its customers. This may entail development of a basic Web page through to the development of a sophisticated e-commerce Web site.

Wiremedia.com believes that more advanced Web-site based application products will continue to expand as businesses require more sophisticated on-line commerce capabilities. Wiremedia.com is continually seeking to acquire technology from third parties to incorporate with its existing solutions to provide more and more functionality to its commerce product offerings, as well as exploring additional Web-based services through internal development. In particular, its efforts are focused on expanded Web-site based electronic commerce capabilities, unified messaging and virtual offices, audio and video appliances, automated Web site authoring tools and templates, basic automated marketing tools, and redundant hot"sites across multiple national and international data centers. We continue to assess potential opportunities to extend new offerings as they become available, and to evaluate its ability to implement these solutions in a cost-effective way while maintaining quality of service for its customers.

Wiremedia.com intends to build and increase its revenues by:

o     Expanding its revenue-sharing commerce relationships.
o Expanding the number and scope of its fee-based premium membership services. o Adding additional fee based technical support services to for its clients. o Expanding the number and scope of its fee-based premium membership services.

Marketing

Wiremedia.com's marketing focuses on stimulating demand for Wiremedia.com's services through on line advertising, which consists of consists of general rotation and keyword-specific Web banner advertisements. The significant flexibility of online advertising allows we to quickly adjust its advertising plans in response to seasonal and promotional activities.

In the future Wiremedia.com may rely on marketing communications and public relations. Wiremedia.com may focus traditional media efforts on advertisements in major business and technical publications, television commercials, radio spots and direct mail. Other marketing vehicles may include collateral materials, trade shows, direct response programs and management of its Web site. Public relations will focus on cultivating industry analyst and media relationships with the goal of securing broad media coverage and public recognition of the Wiremedia.com brand name.

Sales AND Distribution

Wiremedia.com intends to utilize multiple distribution channels in order to extend its reach and leverage its service capabilities.

Wiremedia.com will use a combination of direct sales, online marketing, telemarketing, value-added resellers and private label resellers.

Direct Sales. Direct marketing techniques will be used to target customers that would achieve substantial benefit from the business applications afforded by the Internet. Some direct marketing tactics include direct mail, telemarketing, seminars and trade show participation. We work with key vendors to assist in these direct marketing efforts. We co-market with these vendors through direct mail programs, joint seminar development and joint trade show involvement.

Online Sales. Wiremedia.com intends to have an extensive online marketing program, consisting of general rotation and keyword-specific Web banner advertisements, which stimulate interest in and leads for its products and services. Much of this online activity directs prospects to its online Web sites from which prospects may make a product selection and order a product online. Wiremedia.com is able to generate a substantial amount of sales of its Web hosting products through this selling technique as a result of the high degree of automation built into its Web site provisioning process.

Resellers and Indirect Sales. Wiremedia.com believes that indirect sales channels contribute significantly to its growth, and have developed three primary reseller partner programs that provide it with a formal indirect distribution strategy.

The benefits that Wiremedia.com derives from these programs including greater market reach without fixed overhead costs, and the ability to use partners to assist in the delivery of complete solutions to meet customer needs. In addition to local partnerships, Wiremedia.com is working with several national companies to expand its indirect sales capability.

Customers

Its customers will be primarily small to medium size businesses. Industry analysts have reported that small and medium sized businesses represent a potential market of over seven million customers in the U.S. Wiremedia.com has specifically targeted the small and medium sized business market for the provision of its Internet services because:

o A small percentage of this market utilizes the Internet, but that number is increasing rapidly and is expected to be one of the fastest growing segments of the Internet industry.

o These businesses have rapidly expanding Internet needs, as they and their customers look more and more to the Internet for information, as a standard mode of communication, and to conduct business in increasingly sophisticated and cost-effective ways.

o These companies often look to an Internet software provider to fulfill these needs, because they typically lack the technology expertise, information technology resources, capital, personnel, or ability to bear the time-to-market and operational risks required to install, maintain and monitor their own Web servers and Internet access.

Businesses that have outsourced their Internet requirements tend to become quite dependent on their Internet software provider and tend to change Internet software providers relatively infrequently.

Under the terms of contracts, Wiremedia.com receives a percentage of their net sales using its products and services, generally 10%. In general, these contracts can be terminated upon 120 days notice.

Technology and Network Operations

Wiremedia.com has developed proprietary software that allows it to provide its services on an efficient and cost-effective basis by automating the following back-end functions:

o     Order-taking and processing

o Customer billing via credit cards, check, bank transfer and accounts receivable

o     Account provisioning and activation

o     Server management and monitoring

o Coordination of the electronic mail subsystem to integrate electronic mail forwarding, multiple electronic mail accounts on a single web site and autoresponders

o     Inherent distributor-dealer-customer hierarchy of all data

o     Support for third-party feature plug-ins

In addition, Wiremedia.com provides a front-end interface that allows a customer to set up accounts, change account parameters, check Web site statistics quickly and easily and verify billing information. Its product was engineered to maximize automation to achieve high levels of scalability, and the modular design allows additional server groups to be supported easily. Language and branding independence enables international value-added resellers and OEMs to localize for foreign languages and customize the interface quickly and with minimal effort.

Data Centers. It utilizes space in a data center located in Alexandria, Va. Wiremedia.com's data center includes environmental controls, back-up generators, Cisco routers and switches, and continuous monitoring capabilities to ensure high-quality service with minimal interruptions.

National Support Services

Wiremedia.com is developing national support services designed to increase operational efficiencies and enhance the quality, consistency and scalability of Wiremedia.com's services. These support services will include 24/7 customer technical support and service, financial information management through a central, standardized accounting system and a sophisticated billing and collections system.

Customer Technical Support. The support center team is using a leading customer support trouble ticketing and workflow management system offered by Digital Nation. The system enables it to track, route, and report on customer issues. It provides significant benefit in ensuring quality and timely care to customers. Based on information received through the trouble ticketing system, as well as through the centralized billing and collections system, Wiremedia.com is able to monitor network reliability and outage experiences. Wiremedia.com will not, as a general matter, provided service warranties or offered a standard service credit policy.

Financial Information Management. Wiremedia.com will seek to convert all of its acquired Internet service provider operations to the PeopleSoft(TM) financial reporting system and the ADP payroll/human resources system, in order to provide a central, standardized accounting system. These proposed enhancements are part of its initiative to implement continuous improvement methodology and to create a learning organization.

Billing and Collections. *your name will seek to implement the Kenan Systems' EC Arbor billing solution which will offer high quality, flexibility, cost-effectiveness and scalability. Kenan is a leading billing solutions provider to the telecommunications industry, providing accurate, timely, and easy-to-understand invoicing.

Competition

Wiremedia.com competes in the small to midsize business-to-business sector of the online commerce market. The tremendous growth and potential market size of the Internet access market and the absence of substantial barriers to entry have attracted many new start-ups as well as existing businesses from the telecommunications, cable and technology industries. As a result, the market for business to business e-commerce products and related services is extremely competitive. Wiremedia.com anticipates that competition will continue to intensify as the use of the Internet grows.

It competes with a variety of companies, including

o  Local  online  service  providers  who  target  the  business   customer,   o
Full-Service Internet firms with related products.

There are approximately 2 direct competitors and 4 other indirect competitors within the sector. These competitors include: Verio, Hypermart, Bigstep, and Bizland. Many of the local online providers are able to service their client's needs at the local level, by virtue of their local presence. Many of the full-service firms are able to bundle other features into their offerings.

Wiremedia.com believes that the following are the primary competitive factors in this market:

o A secure and reliable national network with sufficient capacity, quality of service and scalability to support continued growth

o A knowledgeable and effective sales force, and broad and effective distribution channels

o Knowledgeable and capable technical support personnel, and prompt and efficient customer care services

o     Internet system engineering and other technical expertise

o     Competitive prices

o     Timely introductions of new products and services

o     Sufficient financial resources

o     A recognized and trusted brand name

Many of its competitors have significantly greater market presence, brand recognition, and financial, technical, network capacity and personnel resources than Wiremedia.com does. Wiremedia.com, unlike, its competitors, allows its clients to use its products without an upfront fee, but on a revenue sharing basis.

Factors that could affect Wiremedia.com's Future Performance

The following factors could affect Wiremedia.com's future performance:

Wiremedia.com's ability to compete effectively depends upon third parties continuing to deliver, support and enhance current and new versions of software incorporated into Wiremedia.com's products. Their failure to do so could reduce or eliminate Wiremedia.com's revenues or profits.

Wiremedia.com plans to incorporate into Wiremedia.com's products, software that may be licensed to it by third Parties, including Microsoft, Informix, Sun Microsystems, BellSouth Communications, and various other providers of infrastructure technology. Because Wiremedia.com's products incorporate, or are created using, software and solutions developed and maintained by third parties, Wiremedia depends on the parties' abilities to deliver, support and enhance reliable products, develop new products and respond to emerging industry standards and other technological changes. It plans to rely heavily on software development tools to build many key components of Wiremedia.com's e-commerce software and solutions. The utility tools and application development market is constantly evolving and highly competitive as Microsoft and other well-financed competitors develop and market competing tools. If any individual business partner or third party supplier of key infrastructure tools becomes unable to provide items and/or components, Wiremedia may be required to adopt a replacement tool and substantially modify Wiremedia.com's application programs, requiring a substantial amount of time to rewrite Wiremedia.com's e-commerce software and solutions in a new language, which could have a material adverse effect on Wiremedia.com's business, financial condition and operating results. The third-party software incorporated into or used in Wiremedia.com's products may become obsolete or incompatible with future versions of Wiremedia.com's products. Wiremedia.com's sales could be reduced if wiremedia.com is unable to replace that software with comparable or better software.

Wiremedia.com intends to rely on strategic marketing alliances with online providers. If Wiremedia doesn't develop these relationships, or if they are not successful, it could reduce or eliminate Wiremedia.com's revenues or profits.

Wiremedia.com plans to enter into marketing agreements to generate leads and visitors to Wiremedia.com's website. Wiremedia may not achieve sufficient online traffic, or generate sufficient sales to realize economies of scale that justify Wiremedia.com's planned significant fixed financial obligations to future marketing relationships, or to satisfy Wiremedia.com's projected contractual obligations necessary to prevent termination of any agreements. In addition, these planned marketing agreements will not provide it with automatic renewal rights upon expiration of their respective terms. The agreements if entered into may not be renewed on commercially acceptable terms, or at all. Wiremedia.com's planned significant investment in these marketing relationships is based on their continued positive market presence, reputation and anticipated success, as well as the commitment by each to deliver specified numbers of customers.

The demand for Wiremedia.com's e-commerce products and solutions is cyclical, and as such, Wiremedia.com expects to experience fluctuations in Wiremedia.com's quarterly operation results which could cause the trading price of Wiremedia.com's stock to vary.

The level of demand for Wiremedia.com's e-commerce products and solutions is generally greater in the second, and third quarter of the year because companies are generally preparing for increased holiday sales which generally start in the latter part of the. Accordingly, it should have greater revenues in this period than other periods of the year, resulting in potentially significant variations in Wiremedia.com's quarterly operating results from quarter to quarter.

Wiremedia  may  not  recognize  revenue  when   anticipated,   which  may  cause
Wiremedia.com's operating results and stock trading price to vary widely.

Wiremedia.com has not yet established a sales cycle for Wiremedia.com's e-commerce products and solutions since it has just been developed. The sales cycle for Wiremedia.com's product may be variable, typically ranging between a few hours to several months from initial contact with the customer to the acquisition of Wiremedia.com's e-commerce products and solutions, although occasionally sales may require substantially more time. Delays in executing customer contracts may affect revenue recognition and may cause Wiremedia.com's operating results to vary widely. Wiremedia.com believes that a business's decision to purchase e-commerce software and solutions is discretionary, involves a commitment of certain resources and may be influenced by Wiremedia.com's budget cycles. To successfully sell Wiremedia.com's e-commerce software and solutions, it generally must educate Wiremedia.com's potential customers regarding the use and benefit of Wiremedia.com's e-commerce software and solutions, which can require significant time and resources.

Changes in accounting standards could reduce or eliminate Wiremedia.com's reported revenues or profits.

Wiremedia.com recognizes revenues from software license agreements based upon the following criteria:

o persuasive evidence of an arrangement exists, such as an executed license agreement, unconditional purchase order or contract;

o     delivery of the product has occurred;

o     collection of the resulting receivable is probable; and

o the fee is fixed or determinable based upon vendor-specific objective evidence of the elements of the arrangement.

Wiremedia.com will recognize customer support or maintenance revenues ratably over the contract term, typically one year, and recognize revenues for consulting and training Wiremedia.com's e-commerce software and solutions as such Wiremedia.com's e-commerce software and solutions are performed.

Statement of Position 97-2 ("SOP 97-2"), "Software Revenue Recognition," was issued in October 1997 by the American Institute of Certified Public Accountants and amended by Statement of Position 98-4 ("SOP 98-4"). Wiremedia.com plans to adopt SOP 97-2 effective July 1, 2000. Based on Wiremedia.com's interpretation of SOP 97-2 and SOP 98-4, wiremedia.com believes Wiremedia.com's planned revenue recognition policies and practices are consistent with SOP 97-2 and SOP 98-4. However, full implementation guidelines for this standard have not yet been issued. Once available, implementation guidance could lead to unanticipated changes in Wiremedia.com's planned revenues accounting practices, which changes could materially adversely affect Wiremedia.com's business, financial condition and operating results.

Additionally, the accounting standard setters, including the Securities and Exchange Commission and the Financial Accounting Standards Board, are reviewing the accounting standards related to business combinations and stock-based compensation.

Wiremedia.com's customers must renew their contracts annually. If customers do not renew their contracts, Wiremedia.com's revenues would be hurt.

Wiremedia.com anticipates that it will derive a significant portion of its revenues from the sale of its e-commerce software and solutions. As a result, its quarterly operating results will depend heavily on sales revenues received from customers within the quarter and on its ability to adjust spending in a timely manner to compensate for any unexpected revenue shortfall. If customers stop purchasing its products or if Wiremedia.com fails to obtain new customers in any quarter, its revenues could be reduced.

Third parties could independently develop technologies similar to or better than those Wiremedia.com offers. Wiremedia.com's revenues could be reduced or eliminated if this happens.

Third parties could independently develop technologies similar or superior to Wiremedia.com's technologies but which do not violate any of Wiremedia.com's intellectual property rights, such as its planned copyrights and trademarks. This could cause Wiremedia.com to lose customers or potential customers. This is particularly true for its customers who Wiremedia.com believes are interested in the most sophisticated, up-to-date technologies.

Wiremedia.com's future revenues and profits will be substantially dependent upon the widespread acceptance of the Internet as a medium for locating e-commerce software and solutions by customers. The ultimate demand for use of e-commerce software and solutions on the internet uncertain. If there is not sufficient demand for e-commerce software and solutions, its business will not be successful.

Rapid growth in the acceptance and use of the Internet for the sale of products and services is a recent phenomenon. This acceptance and use may not continue. Because global online commerce is new and evolving, Wiremedia.com cannot predict whether the Web will prove to be a viable commercial marketplace in the long term.

In order to develop and expand its customer base, Wiremedia.com must appeal to customers who historically have used traditional means of locating customers. If Wiremedia.com doesn't attract customers, its business will suffer.

Customers acquiring products and services similar to those Wiremedia.com offers may be reluctant or slow to use Wiremedia.com's e-commerce software and solutions, which would hurt its ability to generate revenues. Wiremedia.com cannot guarantee that those customers using more traditional methods will be willing to make the transition to Internet commerce.

Even if the internet is accepted, concerns about fraud, privacy and other problems may mean that a sufficiently broad base of customers will not adopt the internet as a medium of commerce. These concerns may increase as additional publicity over privacy issues over the internet increases.

A significant barrier to online commerce and communications is the secure transmission of confidential information over public networks. Wiremedia.com's security measures may not prevent security breaches. The failure by Wiremedia.com to prevent security breaches could harm its business.

Advances in computer capabilities, new discoveries in the field of cryptography, or other developments may result in a compromise or breach of the technology used by Wiremedia.com to protect customer transaction data. Any such compromise of its security could harm its reputation and, therefore, its business. In addition, a party who is able to circumvent its security measures could misappropriate proprietary information or cause interruptions in its operations.

The success of Wiremedia.com's business marketing e-commerce software and solutions will depend largely on the development and maintenance of web infrastructure. Problems with development and maintenance of this infrastructure could decrease the growth of customers of the web. It could increase costs of Wiremedia.com's products and services. These web-related infrastructure problems could hurt Wiremedia.com's business.

Development and maintenance of the web infrastructure includes maintenance of a reliable network backbone with the necessary speed, data capacity and security, as well as timely development of complementary products such as high speed modems, for providing reliable access to Wiremedia.com's e-commerce software and solutions.

The web has experienced, and is likely to continue to experience, significant growth in the numbers of customers and amount of traffic. If the web continues to experience increased numbers of customers, increased frequency of use or increased bandwidth requirements, the web infrastructure may be unable to support the demands placed on it. Specifically, if sufficient bandwidth is not available, there may be a slower than anticipated growth of the internet as a means of commerce.

The web could be damaged by outages and other delays as a result of damage to portions of its infrastructure. Heavy stress placed on systems could cause them to operate at unacceptably low speed or fail. Additionally, a natural disaster, power or telecommunications failure or act of war may cause extended systems failure. Computer viruses or unauthorized access to or sabotage of its network by a third party could result in system failures or service interruptions. Although it has not experienced any of these problems to date, outages and delays that occur in the future could reduce the level of usage of the web as well as the level of traffic to and revenues generated from e-commerce software and solutions on its site.

Problems with web infrastructure could increase costs of use of the web. If it costs customers more to access the internet, there may be fewer customers than anticipates. If it costs Wiremedia.com more to maintain its sites, its prices may increase and demand may decrease.

Wiremedia.com's ability to successfully sell to customers and provide high quality customer service largely depends on the efficient and uninterrupted operation of its internal infrastructure. If Wiremedia.com's internal computer and communications systems are inadequate or fail to perform, its business could be hurt.

Substantially all of its management systems are located at its corporate offices in Florida. Wiremedia.com contracts with a third party for mission critical Internet connectivity, and these systems are located at a single location in Arlington, Va. Wiremedia.com does not have a formal disaster recovery plan and does not carry business interruption insurance to compensate Wiremedia.com for losses that may occur. Any failure of these internal systems could cause its business to be harmed.

Application of existing laws and regulations governing issues such as property ownership, copyrights and other intellectual property issues, taxation, libel, obscenity and personal privacy by governmental agencies is uncertain. Any adverse application of these laws and regulations or new laws or regulations could reduce Wiremedia.com's revenues, increase the cost of doing business as a result of litigation costs, increase service delivery costs, or otherwise harm its business.

The vast majority of these laws and regulations governing Wiremedia.com's operations were adopted prior to the advent of the Internet and related technologies and, as a result, do not contemplate or address the unique issues of the Internet and related technologies.

Those laws that do reference the Internet, such as the recently passed Digital Millennium Copyright Act, have not yet been interpreted by the courts and their applicability and reach are therefore uncertain. The federal government or one or more states may attempt to impose these regulations upon Wiremedia.com in the future, which could harm its business.

Several states have proposed legislation that would limit the uses of personal user information gathered online or require online its various products and services and those of its third party customers to establish privacy policies. The Federal Trade Commission has recently settled a proceeding with one online service regarding the manner in which personal information is collected from customers and provided to third parties. Changes to existing laws or the passage of new laws intended to address these issues could directly affect the way Wiremedia.com does business or could create uncertainty in the marketplace. This could reduce demand for its various products and services, increase the cost of doing business as a result of litigation costs or increased service delivery costs, or otherwise harm its business.

In addition, because its products and services are accessible worldwide, and Wiremedia.com sells to customers worldwide, foreign jurisdictions may claim that Wiremedia.com is required to comply with their laws. Wiremedia.com's failure to comply with foreign laws could subject Wiremedia.com to penalties ranging from fines to bans on its ability to offer its various products and services.

In the United States, companies are required to qualify as foreign corporations in states where they are conducting business. If Wiremedia.com is required to qualify and doesn't, its business could be hurt.

As a company conducting business on the internet, it is unclear in which states Wiremedia.com is actually conducting business. Its failure to qualify as a foreign corporation in a jurisdiction where Wiremedia.com is required to do so could subject Wiremedia.com to taxes and penalties for the failure to qualify and could result in its inability to enforce contracts in those jurisdictions. Any new legislation or regulation, or the application of laws or regulations from jurisdictions whose laws do not apply to its business, could harm its business.

Wiremedia.com's business may be subject to sales and other taxes. A successful assertion by one or more states or any foreign country that Wiremedia.com should collect sales or other taxes on revenues generated from its operations could harm its business.

Wiremedia.com does not plan to collect sales or other similar taxes on revenues generated from e-commerce software and solutions. One or more states may seek to impose revenues tax collection obligations on companies such as Wiremedia.com that engage in or facilitate online commerce. Several proposals have been made at the state and local level that would impose additional taxes on revenues generated from the sale of goods or services through the Internet. These proposals, if adopted, could substantially impair the growth of electronic commerce, and could diminish its opportunity to derive financial benefit from its activities.

The U.S. federal government recently enacted legislation prohibiting states or other local authorities from imposing new taxes on Internet commerce for a period of three years. This tax moratorium will last only for a limited period and does not prohibit states or the Internal Revenue Service from collecting taxes on its income, if any, or from collecting taxes that are due under existing tax rules.

Because its products and services are accessible worldwide and Wiremedia.com may sell to customers worldwide, foreign jurisdictions may claim that Wiremedia.com is required to pay sales or other similar taxes.

Wiremedia.com's business may be harmed by litigation related to sale or use of e-commerce software and solutions.

The law relating to the liability of providers of online products and services for their activities and the activities of their customers is unsettled. Wiremedia.com could be sued for any problems which occur in or result from revenues generated from e-commerce software and solutions. These claims have been brought, and sometimes successfully litigated, against online product and service providers.

Any resulting litigation could:

o     Be costly for Wiremedia.com.

o Divert management attention from the operation of its business.

o     Result in increased costs of doing business.

o     Lead to adverse judgment.

o     Otherwise harm its business.

In addition, in the event that Wiremedia.com implements a greater level of interconnectivity on its site, Wiremedia.com will not and cannot practically screen all of the content generated or accessed by its customers, and Wiremedia.com could be exposed to liability with respect to this content.

Although Wiremedia.com plans to carry general liability insurance, its insurance may not cover claims of these types or may not be adequate to indemnify Wiremedia.com for all liability that may be imposed.

If Wiremedia.com becomes liable for any of these claims, particularly liability that is not covered by insurance or is in excess of insurance coverage, Wiremedia.com could be directly harmed and Wiremedia.com may be forced to implement new measures to reduce its exposure to this liability. This may require Wiremedia.com to expend substantial resources and to discontinue some product or service offerings. In addition, the increased attention focused upon liability issues as a result of these lawsuits could harm its reputation or otherwise harm the growth of its business.

Wiremedia.com may experience substantial demands and changes in the development and expansion of its business and operations. If Wiremedia.com does not successfully cope with problems arising from these demands and changes, its business could be hurt.

Wiremedia.com anticipates that it will grow rapidly. This rapid growth is likely to place a significant strain on its managerial, operating, financial and other resources, including its ability to ensure customer satisfaction. For example, as its customer base grows, and the need for high capacity Internet data transmission capability expands, Wiremedia.com will need to acquire substantial network capacity to support its needs. Its expansion efforts require significant time commitments from its senior management and place a strain on their ability to manage existing business. Wiremedia.com may be required to manage multiple relationships with third parties as Wiremedia.com expands its enhanced value product or service offerings. Its future performance will depend, in part, upon its ability to manage this growth effectively. To that end, Wiremedia.com will have to undertake the following improvements, among others:

o     Implement additional management information systems capabilities

o     Upgrade existing or develop new e-commerce software and solutions

o Further develop its operating, administrative and financial and accounting systems and controls

o Improve coordination between its engineering, accounting, finance, market-ing and operations

o     Hire and train additional personnel

Wiremedia.com may choose to expand its operations by developing and promoting new or complementary e-commerce software and solutions or related revenues formats, expanding the breadth and depth of e-commerce software and solutions offered or expanding its market presence through relationships with third parties.

In addition, Wiremedia.com may broaden the scope and content of its site through the acquisition of existing online customers of e-commerce software and solutions. Although no such acquisitions are being negotiated, any future acquisitions would expose Wiremedia.com to increased risks, including risks associated with the assimilation of new operations, sites and personnel, the diversion of resources from its existing businesses, sites and technologies, the inability to generate revenues from new sites or content sufficient to offset associated acquisition costs, the maintenance of uniform standards, controls, procedures and policies and the impairment of relationships with employees and customers as a result of any integration of new management personnel. Acquisitions may result in additional expenses associated with amortization of acquired intangible assets or potential businesses.

Wiremedia.com's   operating   results  primarily  depend  upon  the  support  of
e-commerce software and solutions by its sales and customer service team. Its failure to do so could reduce its revenues..

Wiremedia.com's success will continue to depend significantly on its ability to rapidly and successfully deploy e-commerce software and solutions for its customers and buyer customers. Its revenues and distribution strategy focuses primarily on developing a direct inside sales team and, to a lesser extent, developing an outside direct sales organization. Wiremedia.com will have to provide excellent customer service.

Wiremedia.com anticipates increased expenses as it expands its business. These expenses may cause future operating results to fluctuate significantly and possibly fail to meet or exceed the expectations of securities analysts or investors, causing its stock price to decline.

Wiremedia.com plans to increase its operating expenses and to expand its product development, sales, marketing and customer support activities. Its decisions regarding its operating expenses and anticipated revenue trends may be incorrect. Many of its expenses are relatively fixed in the short term. Wiremedia.com may not be able to reduce its expenses if its revenues are lower than anticipated, which could cause its operating results to be below the expectations of public market analysts or investors, causing the price of its common stock to fall after Wiremedia.com commences trading.

Wiremedia.com has taken no steps to adequately protect its proprietary rights or avoid infringement of third party proprietary rights, which could result in costly litigation. These costs would increase if Wiremedia.com did not prevail. Any significant litigation could harm its business.

Wiremedia.com's success depends in part on its ability to protect its proprietary rights. Wiremedia.com has not yet engaged a law firm or taken any other steps to protect these rights. Until these rights are protected, anyone may copy aspects of e-commerce software and solutions and obtain and use information that Wiremedia.com regard as proprietary. Other parties may breach confidentiality agreements and other protective contracts with Wiremedia.com and Wiremedia.com may not become aware of, or have adequate remedies in the event of, such breach.

To protect its proprietary rights, Wiremedia.com plans to rely primarily on a combination of copyright, patent, trade secret and trademark laws, confidentiality agreements with employees and third parties and protective contractual provisions such as those contained in license agreements with business partners and customers, although Wiremedia.com has not signed such agreements at this time. Wiremedia.com will employ security access tools designed to restrict the unauthorized use of e-commerce software and solutions but such tools may be difficult to enforce. It may be more difficult to protect its proprietary rights outside the United States.

A third party may assert a claim that Wiremedia.com's technology violates its intellectual property rights. As the number of e-commerce software and solutions in its markets increases and product functionalities increasingly overlap, Wiremedia.com may become increasingly subject to infringement claims. Any claims relating to the infringement of proprietary rights of third parties, regardless of their merit, could result in costly litigation, divert management's attention and company resources, or require Wiremedia.com to pay damages or enter into royalty or license agreements on terms that are not advantageous to it.

Wiremedia.com has not commenced any formal action to trademark its name. Others may take its name, and this could cause Wiremedia.com to lose customers or potential customers.

There is a chance technological changes will make Wiremedia.com's business obsolete.

There can be no assurance that research and discoveries by others will not render its operations noncompetitive or obsolete. Its business strategy is subject to the risks inherent in the development of new products using new technologies and approaches. There can be no assurance that unforeseen problems will not develop with these technologies or applications, or that Wiremedia will be able to successfully address technological the challenges we encounter by using alternative methods for generating revenues.

Employees

As of January 31, 2000, Wiremedia.com employed two people, part-time employees at its corporate headquarters in Florida. Over the course of the next twelve months, Wiremedia intends to staff 10 employees in the areas of Sales, 10 employees in the area of product development and 10 employees in the area of administration. Wiremedia.com considers its employee relations to be good. None of its employees are covered by a collective bargaining agreement.

Facilities

Its founder is providing 800 sq ft of space for Wiremedia within his home at no cost until it moves into office space. Wiremedia.com believes it will be able to obtain additional space as needed on commercially reasonable terms.

Wiremedia.com's Legal Proceedings

Wiremedia.com is not a party to or aware of any pending or threatened lawsuits or other legal actions.

                           WIREMEDIA.COM'S MANAGEMENT

The names and ages of the executive officers and directors as of September 30, 2000 are as follows:

   Name                 Age        Position
--------------------------------------------------------------------------------
Colby R. Fede            27        President/CEO/Director
--------------------------------------------------------------------------------
Irene MacAllister        26        CFO/Director
--------------------------------------------------------------------------------

Mr. Colby R. Fede joined Wiremedia.com upon formation in January 2000. Mr. Fede has been associated with Biztalk.com as founder since September 1999. From
December 1997 to December 1999, Mr. Fede served as the Business Development Director for Netmedia Interactive. Prior to that time, he was a full-time student. Mr. Fede received a B.A. in Sociology from the University of Florida in May of 1997.

Biztalk.com gathers and distributes information, called content, to members of the Biztalk.com website. Biztalk.com focuses on small to medium sized business-to-business activities. In contrast, Wiremedia.com is an application service provider. Wiremedia.com deploys electronic marketplace services to a network of internet websites.

Ms. Irene MacAllister joined Wiremedia.com upon formation in January 2000. Ms. MacAllister has been associated with Biztalk.com as CFO since September 1999. From January 1998 to December 1999, Ms. MacAllister served as the assistant chief financial officer for Netmedia Interactive. Prior to that time, she was a full-time student. Ms. MacAllister received a B.A in Sociology from the University of Florida in December 1996.

Directors serve for a one year term. Its Bylaws provide for a Board of Directors comprised of two directors.

Employment Agreements

Wiremedia.com entered into an employment agreement dated February, 2000 with Colby Fede under which he acts as its president and CEO. The agreement becomes effective as of the date Wiremedia.com receives more than $500,000 of gross investment capital, which has not yet occurred. As of the date of this prospectus, Wiremedia.com has raised approximately $70,000 of this amount. When the agreement becomes effective, he will receive a base rate of compensation of $70,000.00 per year.

The agreement is for a period of two 2 years, subject to earlier termination. If employment is terminated without reasonable cause as defined in the agreement or because of employee's disability, as determined by employer in good faith, then he shall be entitled to severance compensation equal to his then-current base salary and benefits for a period of 24 months.

He is only required to devote 50% of his business time to its business. He is subject to a covenant not to compete in its business anywhere in the world during the term of the agreement and for 24 months after termination under certain circumstances.

Under the agreement, he will be issued 550,000 shares of preferred stock Series A which may, under certain conditions, be converted into 5,500,000 shares of Common Stock.

Wiremedia.com entered into an employment agreement dated February, 2000 with Irene MacAllister under which she acts as its vice president and COO. The agreement becomes effective as of the date Wiremedia.com receives more than $500,000 of gross investment capital, which has not yet occurred. As of the date of this prospectus, Wiremedia.com has raised approximately $70,000 of this amount. When the agreement becomes effective, he will receive a base rate of compensation of $55,000.00 per year. Other terms are the same as Mr. Fede's agreement, except she will be issued 150,000 shares of preferred stock series A which may, under certain conditions, be converted into 1,500,000 shares of common stock.

She is only required to devote 50% of her business time to its business. She is subject to a covenant not to compete in its business anywhere in the world during the term of the agreement and for 24 months after termination under certain circumstances.

Board Compensation

Wiremedia.com's directors does not receive cash compensation for their services as directors, although some directors are reimbursed for reasonable expenses incurred in attending board or committee meetings. In February 2000, Mr. Fede purchased 60,000 shares of common stock at a price per share of $0.01. In February 2000, Ms. MacAllister purchased 60,000 shares of common stock at a price per share of $0.01.

Board Committees

Wiremedia.com has no compensation committee or other board committee performing equivalent functions. Mr. Fede, its current chief executive officer, and Ms MacAllister, its CFO, participated in deliberations of its board of directors concerning executive officer compensation.

                   WIREMEDIA.COM'S RELATED PARTY TRANSACTIONS

In January, 2000, Wiremedia.com issued 5,000,000 shares to its CEO Mr. Fede, and 1,000,000 shares to Ms. MacAllister, its CFO, each of whom are founders. Each received their shares for approximately $37,750 in cash.

Mr. Fede provides various equipment and a portion of his home for office space for no consideration. The value of this equipment and office space are considered to be insignificant.

All future transactions between Wiremedia.com, Inc. and its officers, directors or 5% shareholders, and their respective affiliates, will be on terms no less favorable than could be obtained from unaffiliated third parties and will be approved by a majority of any independent, disinterested directors.

                       WIREMEDIA.COM'S PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding the beneficial ownership of its Common Stock as of September 30, 2000 by

oEach shareholder known by Wiremedia.com to own beneficially more than 5% of the common stock

oEach executive officer

oEach director and all directors and executive officers as a group:

   Name                         Number of Shares     Percentage      Percentage
                                                    before merger   after merger
--------------------------------------------------------------------------------
       Colby R Fede                 5,000,000            70              68.5
--------------------------------------------------------------------------------
       Irene MacAllister            1,000,000            15              14.5
--------------------------------------------------------------------------------
    All directors and named         6,000,000            85              83
    executive officers as a
    group (2 persons)
--------------------------------------------------------------------------------

This table is based upon information derived from its stock records. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, Wiremedia.com believes that each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based upon 6,800,000 of Common Stock outstanding as of September 30, 2000.

                  DESCRIPTION OF WIREMEDIA.COM'S CAPITAL STOCK
-------------------------------------------------------------------------------
                                  Authorized                   Outstanding
-------------------------------------------------------------------------------
   Common stock                   50,000,000                     6,800,000
-------------------------------------------------------------------------------
   Preferred stock                20,000,000                       700,000
-------------------------------------------------------------------------------

Common Stock

Wiremedia.com is authorized to issue 50,000,000 shares of no par common stock. As of September 30, 2000, there were shares of common stock outstanding held of record by 52 stockholders.

The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. The common stock has no preemptive or conversion rights or other subscription rights. There are no sinking fund provisions applicable to the common stock.

Preferred Stock

Wiremedia.com is authorized to issue 20,000,000 shares of preferred stock. Wiremedia.com has agreed to issue 700,000 shares of Convertible Preferred Stock Series A to management upon filing of the related Certificate of Rights and Preferences with the Secretary of State of Florida. These shares have the following rights and preferences:

o The holder may convert up to 50% of the aggregate number of shares held of Convertible Preferred Stock - Series A into 10 shares common shares for each share of Convertible Preferred Stock - Series A held convertible at any time, in whole or in part, upon such time that there are Five Thousand or more registered subscribers to Wiremedia.com or its affiliate internet websites and the remainder convertible upon such time that there are Ten Thousand or more registered subscribers to Wiremedia.com or its affiliate internet websites.

o No additional consideration is payable upon conversion. If the event has not occurred by termination date of December 31, 2010, then the right to convert shall be terminated.

o The right to convert shall not be exercisable until Wiremedia.com completes a listing of its common shares on the bulletin board or similar stock exchange. The shares are forfeited to Wiremedia.com for no consideration the foregoing is not completed within two years of the date of filing of the Certificate of Designation of Rights and Preferences with the Secretary of State of Florida.

o The shares shall have a preference over holders of common stock upon liquidation equal to $.001 per share.

There are no other shares of preferred stock outstanding. Issuance of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of common stock, including voting rights of the holders of common stock. In certain circumstances, an issuance of preferred stock could have the effect of decreasing the market price of the common stock. It has no plans to issue any additional shares of preferred stock.

Dividends

Wiremedia.com has never paid any dividends and does not expect to does so after the closing of the merger and thereafter for the foreseeable future.

Transfer Agent and Registrar

Wiremedia.com is the transfer agent and registrar for its common stock.

                    NINTH ENTERPRISE SERVICE GROUP'S BUSINESS

History and Organization

Ninth Enterprise Service Group was organized as a corporation under the laws of the state of Florida in April 1999 for the purpose of completing an acquisition of a private company such as Wiremedia.com, that had made a decision to go public via a reverse merger with a shell before they contacted principals of Ninth Enterprise Service Group.

Ninth Enterprise Service Group's founder is a securities attorney. He currently limits his practice primarily to the preparation, filing and clearing of SEC registration statements. In the late 1990's, several companies approached him and asked for representation in a transaction which involved a merger with a traditional public shell company. He always advised against these transactions. There was no way to tell if these shells had unknown liabilities, unknown stockholders or unknown stockholder rights, such as outstanding options. And there was no way to determine the true motivation of the promoters of the transaction and their affiliates as well as the other stockholders, which he felt at many times could be to dump their positions after the merger in a manner adverse to the private company seeking his representation.

But he did see the merits of smaller companies that weren't IPO, or initial public offering, candidates going public. In his experience, it is extremely difficult for these smaller companies to raise funds. They are too small or otherwise cannot interest a traditional underwriter or a traditional venture capitalist. But these businesses need funding to grow their business. Many times their potential investors were demanding an exit strategy before they invested. These potential investors wanted to know that there would be a market for their shares shortly after they invested. Existing investors were often times also interested in securing liquidity for their investment. In Mr. Williams experience, the method to accomplish this most commonly understood by most potential investors and stockholders of these smaller private companies was a reverse merger with a public shell. So in order to raise capital or satisfy demands of their existing stockholders in a way they understood and desired, that's what the owners of smaller businesses promised.

Although Mr. Williams felt the going public transaction had merit, he felt the traditional reverse merger with a public shell transaction structure didn't. He first started telling these private companies that they didn't need to do a reverse merger with a shell to go public. After all, a selling stockholder registration statement would accomplish the same purpose. There was just one problem. No one wanted to listen. People understood the reverse merger process. People only wanted the reverse merger process. His law practice stagnated.

In order to rejuvenate his law practice, he decided to study what leading business consultants advise in this kind of situation. He first turned to successful entrepreneurs in other businesses. Carl Sewell, one of the largest and most successful luxury car dealers in the country, wrote a best-selling business book titled Customers For Life. Here is his First Commandment of Customer Service:

o Ask customers what they want and give it to them again and again.

He then looked to Ken Blanchard, chairman of The Ken Blanchard Companies, who is the co-author of The One Minute Manager and eleven other best-selling books. His books have combined sales of more than 12 million copies in more than 25 languages. In How To Make Customers Raving Fans, Blanchard advised that there are three secrets to creating raving fans:

o Determine what you want to do o Discover what the customer wants to do o Deliver plus one percent.

Mr. Williams knew what he wanted to do: Continue to earn legal fees practicing securities law. He had discovered what the customer wants to do: Go public using a reverse merger with a shell. So that's what he decided to deliver. He would give them a transaction structure that involved a merger with a shell. But he wanted to do what Blanchard suggested and deliver plus one percent. To him, that meant that he wasn't about to use a traditional shell or a traditional reverse merger transaction structure. There was no way to eliminate all the problems he saw in that transaction structure.

What he decided to do in order to deliver a "plus one percent product" that Blanchard refers to was to create an entirely new transaction structure. He would start by forming from scratch shell companies for himself and for others.

They would be brand new companies with no assets or operations. They wouldn't have any of what he felt were the problems of traditional shell transactions. He would then use them as the vehicle to take companies public using the registration statement the SEC prescribes for use in merger transactions.

At first, he decided to try to create the shells using a Rule 419 offering. But as the process really wasn't intended to raise money, this proved too cumbersome. Next, he formed and filed Form 10's for ten blank check shell companies. This too got very cumbersome, so he formed for himself and others blank check companies that didn't file Form 10's. This process too has now become too cumbersome so that he isn't using blank check companies any more. He has now decided not to form an acquisition company for himself or others until the acquisition candidate has been identified.

He also insisted that every transaction involve a 1933 Act registration statement filed on Form S-4 and cleared before Wiremedia.com became listed for trading. Form S-4 is the form designated by the SEC for use in merger transactions. He had previously represented a company called Thrucomm in a transaction in which a registration statement for a reorganization transaction was filed on Form S-4 and cleared before the reorganization closed. He felt that by using Form S-4, all information about the transaction would be a matter of public record, available to all, including the SEC. He also wanted to assure that stockholders of the private company would have full access to all information about the transaction before they either gave their consent to the transaction or decided whether or not to exercise their dissenters' rights. Using an S-4 registration statement assures that this will happen.

Ninth Enterprise Service Group is not currently a company that is listed for trading on the over-the-counter bulletin board. Before securing approval of an application to be listed on the over-the-counter bulletin board, this registration statement must be declared effective. Public Securities, an NASD market maker, has agreed to file a form 211 to secure a listing on the over-the-counter bulletin board for the surviving company.

Operations

Ninth Enterprise Service Group does not currently engage in any business activities that provide any cash flow. The costs of identifying, investigating, and analyzing the merger with Wiremedia.com have been and will continue to be paid with money in Ninth Enterprise Service Group's treasury or loaned by management. This is based on an oral agreement between management and Ninth Enterprise Service Group.

Employees

Ninth Enterprise Service Group presently has no employees. Its officer and director is engaged in other business activities

Selected Financial Data
--------------------------------------------------------------------------------
                                 September 30, 2000            December 31, 1999
                                     (unaudited)
--------------------------------------------------------------------------------
Total assets                                  $0                           $0
--------------------------------------------------------------------------------
Total liabilities                              0                            0
--------------------------------------------------------------------------------
Equity                                         0                            0
--------------------------------------------------------------------------------
Income                                    32,500                            0
--------------------------------------------------------------------------------
Expenses                                  32,500                            0
--------------------------------------------------------------------------------
Net loss                                       0                           79
--------------------------------------------------------------------------------
Net loss per share                             0                            0
--------------------------------------------------------------------------------

Properties

Ninth Enterprise Service Group is presently using the office of Michael T. Williams, 2503 W. Gardner Ct., Tampa FL, at no cost. Such arrangement is expected to continue only until a business combination is closed, although there is currently no such agreement between us and Mr. Williams. Ninth Enterprise Service Group at present owns no equipment, and does not intend to own any.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of Ninth Enterprise Service Group's common stock as of September 30, 2000 by

o Each shareholder known to own beneficially more than 5% of the common stock o Each executive officer o Each director o All directors and executive officers as a group:

    ------------------------------------------------------------------------------------
    Name                     Number of        Percentage Number of        Percentage
                             Shares           before     Shares           after merger
                             Pre-Merger       merger     Post-Merger
    ------------------------------------------------------------------------------------
     Michael T. Williams(1)     1,000,000        100%       130,000          2%
     100100%
     2503 W. Gardner Ct.
     Tampa FL 33611
    ------------------------------------------------------------------------------------
       All   directors  and     1,000,000        100%       130,000          2%
    named         executive
    officers   as  a  group
    (one person)
    ------------------------------------------------------------------------------------


This table is based upon information derived from Ninth Enterprise Service Group's stock records. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, Wiremedia.com believes that each of the stockholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based upon 1,000,000 shares of common stock outstanding as of September 30, 2000 and 6,930,000 shares outstanding at the closing of the merger.

In connection with the merger, Ninth Enterprise Service Group agreed to effect a reverse split in which Mr. Williams' account will own 106,000 shares prior to the closing of the merger. He has agreed to return for no consideration sufficient shares such that the 24,000 shares held by other family are subject won't be affected by this reverse split.

(1) Of these 106,000 shares, *** shares will be owned in the account of Michael Williams and Donna Williams, his wife, as tenants by the entireties. All sales decisions will be made exclusively by an account executive of Raymond James and Associates or his successor.

The remaining shares are owned in a similar account as follows:

o 2,000 shares owned by Brandon Williams revocable trust. Brandon is the son of Mr. and Mrs. Williams.
o 2,000 shares owned equally by each of 10 of Mr. and Mrs. Williams nieces and nephews and a trust related to a family property in Vermont of which Mr. and Mrs. Williams are currently a beneficiary.

These shares were gifted by Mr. Williams to these individuals and entity on the date of formation of Ninth Enterprise Service Group.

Mr. Williams may be deemed Ninth Enterprise Service Group's founder, as that term is defined under the Securities Act of 1933.

Directors and Executive Officers

The following table and subsequent discussion sets forth information about Ninth Enterprise Service Group's director and executive officer, who will resign upon the closing of the Wiremedia.com merger. Ninth Enterprise Service Group's director and executive officer was elected to his position in April, 1999.

 Name                            Age           Title

 Michael T. Williams             52            President, Treasurer and Director

 Since 1975 Mr. Williams has been in the practice of law, initially with the US Securities and Exchange Commission until 1980, and since then in private practice. Until originally his practice was a business and securities practice until mid 1992, when he also commenced a personal injury practice. In September 1997, he closed the personal injury practice and returned full time to a business and securities practice. He was also chief executive officer of Florida Community Cancer Centers, Dunedin, FL from 1991-1995. He received a BA from the University of Kansas and a JD from the University of Pennsylvania.

Executive Compensation

The following table sets forth all compensation awarded to, earned by, or paid for services rendered to Ninth Enterprise Service Group in all capacities during the period ended December 31, 2000, by its executive officer.

Summary Compensation Table

Name  and   Principal     Annual Compensation -
Position                  1999/2000

                          Salary           Bonus         Number of Shares
                          ------           -----         Underlying Options

Michael T. Williams,      None             None          None
President

Certain Relationships and Related Transactions

Ninth Enterprise Service Group has agreed to pay Williams Law Group a fee of $55,000 for legal services in preparing this registration statement. It believes this fee to be as favorable as could have been obtained from an unaffiliated party.

Upon formation, Mr. Williams was issued 1,000,000 shares. In connection with the merger, Ninth Enterprise Service Group agreed to effect a reverse split such that Mr. Williams' fully discretionary account plus his family will own 130,000 shares prior to the closing of the merger.

Legal Proceedings

 Ninth Enterprise Service Group is not a party to or aware of any pending or threatened lawsuits or other legal actions.

Indemnification of Directors and Officers

Ninth Enterprise Service Group's director is bound by the general standards for directors provisions in Florida law. These provisions allow him in making decisions to consider any factors as he deems relevant, including Ninth Enterprise Service Group's long-term prospects and interests and the social, economic, legal or other effects of any proposed action on the employees, suppliers or Ninth Enterprise Service Group's customers, the community in which Ninth Enterprise Service Group operates and the economy. Florida state law limits Ninth Enterprise Service Group's director's liability.

 Ninth Enterprise Service Group has agreed to indemnify its director, meaning that it will pay for damages he incurs for properly acting as director.

Insofar as indemnification for liabilities arising under the securities act may be permitted to directors, officers or persons controlling the registrant under the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against the public policy and is therefore, unenforceable.

               DESCRIPTION OF NINTH ENTERPRISE SERVICE GROUP'S CAPITAL STOCK

--------------------------------------------------------------------------------
                           Authorized Capital Stock     Shares Of Capital Stock
                                                        Outstanding
--------------------------------------------------------------------------------
Common                        50,000,000                   1,000,000
--------------------------------------------------------------------------------
Preferred                     20,000,000                   none
--------------------------------------------------------------------------------


Common stock

Ninth Enterprise Service Group is authorized to issue 50,000,000 shares of no par common stock. As of September 30, 2000, there were 1,000,000 shares of common stock outstanding held of record by 13 stockholders. There will be 6,930,000 shares of common stock outstanding after giving effect to the issuance of the shares of common stock under this prospectus.

The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. The common stock has no preemptive or conversion rights or other subscription rights. There are no sinking fund provisions applicable to the common stock.

Preferred stock

Ninth Enterprise Service Group is authorized to issue 20,000,000 shares of preferred stock. There are no shares of preferred stock outstanding. Except for the 750,000 shares of Series A preferred stock to be issued to holder of the same number of shares of preferred stock with the same rights and preferences in Wiremedia.com, we have no plans to issue any additional shares of preferred stock.

Dividends

Ninth Enterprise Service Group has never paid any dividends and does not expect to do so after the closing of the merger and thereafter for the foreseeable future.

Transfer Agent And Registrar

Ninth Enterprise Service Group is the transfer agent and registrar for Ninth Enterprise Service Group's common stock.

    COMPARISON OF RIGHTS OF NINTH ENTERPRISE SERVICE GROUP STOCKHOLDERS AND
                           WIREMEDIA.COM STOCKHOLDERS

Because Ninth Enterprise Service Group will change articles and bylaws to be the same as those of Wiremedia.com, the rights of stockholders of Wiremedia.com will not change as a result of the merger.

                              AVAILABLE INFORMATION

Neither Wiremedia.com nor Ninth Enterprise Service Group are subject to the reporting requirements of the Exchange Act and the rules and regulations promulgated thereunder, and, therefore, do not file reports, information statements or other information with the Commission. Ninth Enterprise Service Group has filed with the Commission a registration statement on Form S-4 under the Securities Act. Thus, it will be a subject to the reporting requirements of the Exchange Act during the year in which this registration statement is declared effective. Thereafter, it will continue to be subject to these requirements by filing a registration statement to register its class of common stock under section 12 of the Exchange Act on Form 8-A. This prospectus constitutes the prospectus of Ninth Enterprise Service Group that is filed as part of the Registration Statement in accordance with the rules and regulations of the Commission. Copies of the registration statement, including the exhibits to the Registration Statement and other material that is not included herein, may be inspected, without charge, at the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such materials may be obtained at prescribed rates from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549. Information on the operation of the Public Reference Room may be obtained by calling the Commission at 1-800-SEC-0330. In addition, the Commission maintains a site on the World Wide Web at http://www.sec.gov that contains reports, information and information statements and other information regarding registrants that file electronically with the Commission.

                                     EXPERTS

The financial statements of Ninth Enterprise Service Group, Inc. as of and for the period ***, 1999 through December 31, 1999 included in this prospectus and elsewhere in the Registration Statement have been included herein in reliance on the report of Kingery Crouse & Hohl P.A., independent accountants, given on the authority of that firm as experts in accounting and auditing. The Financial Statements of Wiremedia.com, Inc. as of *** and for the period ended included in this prospectus and elsewhere in the Registration Statement have been included herein in reliance on the report of Kingery Crouse & Hohl P.A., independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                  LEGAL MATTERS

The validity of the shares of Ninth Enterprise Service Group common stock being offered by this prospectus and certain federal income tax matters related to the exchange are being passed upon for Ninth Enterprise Service Group by Williams Law Group, P.A., Tampa, FL. Mr. Williams is the sole officer and director of and owns 1,000,000 shares pre merger and 130,000 shares post merger of the stock of Ninth Enterprise Service Group.

                               Wiremedia.com, Inc.
                        (A Development Stage Enterprise)

                                TABLE OF CONTENTS




                                                                  Pages

Independent Auditors' Report                                         1

Financial Statements as of and for the period January 25,
2000

    (date of incorporation) to August 31, 2000:

    Balance Sheet                                                    2
    Statement of Operations                                          3
    Statement of Stockholders' Deficit                               4
    Statement of Cash Flows                                          5
    Notes to Financial Statements                                    6

INDEPENDENT AUDITORS' REPORT

To the Board of Directors of Wiremedia.com, Inc.:

We have audited the accompanying balance sheet of Wiremedia.com, Inc. (the "Company"), a development stage enterprise, as of August 31, 2000, and the related statements of operations, stockholders' deficit and cash flows for the period January 25, 2000 (date of incorporation) to August 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and the disclosures in the financial statements. An audit also includes assessing the accounting principles used and the significant estimates made by management, as well as the overall financial statement presentation. We believe our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of August 31, 2000, and the results of its operations and its cash flows for the period January 25, 2000 (date of incorporation) to August 31, 2000 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Notes A and B to the financial statements, the Company is in the development stage and will require a significant amount of capital to commence its planned principal operations and proceed with its business plan. As of the date of these financial statements, an insignificant amount of capital has been raised, and as such there is no assurance that the Company will be successful in its efforts to raise the necessary capital to commence its planned principal operations and/or implement its business plan. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to this matter are described in Note B. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


September 25, 2000

Tampa, FL

                               Wiremedia.com, Inc.
                        (A Development Stage Enterprise)

                       BALANCE SHEET AS OF AUGUST 31, 2000



    ASSETS

        Cash and cash equivalents                                 $      52,618
        Stock subscriptions receivable                                   17,100
                                                                     ----------

    TOTAL                                                         $      69,718
                                                                     ==========

    LIABILITIES AND STOCKHOLDERS' DEFICIT

    LIABILITIES:
        Due to Stockholder                                        $      30,480
        Accrued and other liabilities                                    82,155
                                                                     ----------
             Total liabilities                                          112,635
                                                                     ----------

    STOCKHOLDERS' DEFICIT:
        Convertible preferred stock - No par value - 20,000,000
            authorized; zero shares issued and outstanding                    -
        Common stock - No par value - 50,000,000 shares
            authorized; 6,604,900 shares issued and outstanding         120,069
        Common stock subscribed (65,100 shares)
        Deficit accumulated during the development stage               (180,086)
                                                                     ----------

             Total stockholders' deficit                                (42,917)
                                                                     ----------

    TOTAL                                                         $      69,718
                                                                     ==========



See notes to financial statements.

                               Wiremedia.com, Inc.
                        (A Development Stage Enterprise)

                               STATEMENT OF OPERATIONS
                  For the Period January 25, 2000 (date of incorporation)
                               to August 31, 2000


    EXPENSES:
       Professional fees                                             $   144,405
       Compensation expense                                               25,000
       Programming costs                                                   9,645
       Other                                                               1,036
                                                                   -------------
    NET LOSS                                                         $   180,086
                                                                   =============
    NET LOSS PER SHARE:
       Basic and diluted                                             $       .03
                                                                   =============
       Weighted average number of shares                               6,513,591
                                                                   =============





   See notes to financial statements.

                               Wiremedia.com, Inc.
                        (A Development Stage Enterprise)

                         STATEMENT OF STOCKHOLDERS' DEFICIT
                  for the Period January 25, 2000 (date of incorporation)
                               to August 31, 2000

                                                               Deficit
                                                              Accumulated
                                                   Common     During the
                                  Common Stock     Stock      Development
                                Shares    Cost    Subscribed    Stage       Total
                                -------- -------- ---------   ----------- ---------
Balances, January 25, 2000
(date of incorporation)                0  $     0  $     0      $      0   $     0                                0

Issuance of common stock:
   At inception                6,117,001   37,749                           37,749
   To others (at prices per
     from $0.03 - $3.50)         482,399   51,875                           51,875
   To consultant for services      5,500    5,445                            5,445

Stock subscriptions sold                            17,100                  17,100

Value of services provided by
   President                               25,000                           25,000

Net loss for the period January
25, 2000 (date of incorporation)
to August 3 1, 2000                                              (180,086)(180,086)
                                -------- -------- ---------   ----------- ---------

Balances, August 31, 2000      6,604,900 $120,069  $17,100      $(180,086)$(42,917)
                                ======== ======== =========   =========== =========


See notes to financial statements.

                               Wiremedia.com, Inc.
                        (A Development Stage Enterprise)

                               STATEMENT OF CASH FLOWS
               for the Period January 25, 2000 (date of incorporation)
                               to August 31, 2000



   CASH FLOWS FROM OPERATING ACTIVITIES:
         Net loss                                                $  (180,086)
         Adjustment  to  reconcile  net loss
         to net  cash  used  by  operating
         activities:
            Non-cash compensation                                     30,445
            Increase in accrued and other liabilities                 82,155
                                                               ----------------
   NET CASH USED BY OPERATING ACTIVITIES                             (67,486)
                                                               ----------------
   CASH FLOWS FROM FINANCING ACTIVITIES:
         Advances from stockholder                                    30,480
         Proceeds from issuance of common stock                       89,624
                                                               ----------------
   NET CASH PROVIDED BY FINANCING ACTIVITIES                         120,104

   NET INCREASE IN CASH AND CASH EQUIVALENTS                          52,618

   CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                          0
                                                               ----------------

   CASH AND CASH EQUIVALENTS, END OF PERIOD                     $     52,618
                                                               ================


   SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
         Interest paid                                          $          0
                                                               ================
         Taxes paid                                             $          0
                                                               ================

   SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES - Stock subscriptions receivable and common stock subscribed increased $17,100 as a result of subscriptions to purchase 65,100 shares of the Company's common stock.

See notes to financial statements.

                               Wiremedia.com, Inc.
                        (A Development Stage Enterprise)

                         NOTES TO FINANCIAL STATEMENTS


NOTE A - FORMATION AND OPERATIONS OF THE COMPANY

Wiremedia.com, Inc. (the "Company") was incorporated under the laws of the state of Florida on January 25, 2000. The Company, which is considered to be in the development stage as defined in Financial Accounting Standards Board Statement No. 7, intends to provide business-to-business e-marketplace software and solutions which enable small to medium sized companies to construct, deploy and maintain internet based business to business online electronic marketplaces. The planned principal operations of the Company have not commenced, therefore accounting policies and procedures have not yet been established.

Use of Estimates

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements. The reported amounts of revenues and expenses during the reporting period may be affected by the estimates and assumptions management is required to make. Actual results could differ from those estimates.

NOTE B - GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has an accumulated deficit of approximately $43,000 through August 31, 2000 and will require a significant amount of capital to commence its planned principal operations and proceed with its business plan. Accordingly, the Company's ability to continue as a going concern is dependent upon its ability to secure an adequate amount of capital to finance its planned principal operations and/or implement its business plan. The Company's plans include a merger and a subsequent public offering of its common stock (see Note D), however there is no assurance that they will be successful in their efforts to raise capital. These factors, among others, may indicate that the Company will be unable to continue as a going concern for a reasonable period of time.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE C - INCOME TAXES

During the period January 25, 2000 (date of incorporation) to August 31, 2000, the Company recognized losses for both financial and tax reporting purposes. Accordingly, no deferred taxes have been provided for in the accompanying statement of operations.

At August 31, 2000, the Company had a net operating loss carryforward of approximately $155,000 for income tax purposes. The carryforward will be available to offset future taxable income through the period ended August 31, 2020. The deferred income tax asset arising from this net operating loss carryforward is not recorded in the accompanying balance sheet because the Company established a valuation allowance to fully reserve such asset as its realization did not meet the required asset recognition standard established by SFAS 109.

NOTE D - PROPOSED STOCK REGISTRATION AND MERGER

The Company has agreed to merge with Ninth Enterprise Service Group, Inc. ("NESG"). Pursuant to terms of the merger, the Company's stockholders would receive an equal number of shares in NESG, and will hold in the aggregate approximately 98% of the shares of the merged entity. NESG will change its name to Wiremedia.com, Inc., adopt Wiremedia.com's articles and bylaws, and elect a new board of directors to consist of the current directors of Wiremedia.com, Inc. A registration statement will be filed with the Securities and Exchange Commission for the registration of all the Company's outstanding shares after giving effect to this merger.

In connection with this merger, the Company has agreed to pay fees of $57,500 to NESG and/or its President for services in preparing the registration statement as well as $27,500 and 130,000 shares of its stock having an estimated fair market value of $79,300 to its financial advisor. As of August 31, 2000, the Company has incurred and expensed $139,655 under these arrangements; of such amount $57,500 has been paid and the remaining $82,155 is included in accrued and other liabilities in the accompanying balance sheet.

NOTE E - CONVERTIBLE PREFERRED STOCK

As of the date of this report, no shares of convertible preferred stock have been issued. Upon issuance, the holders of convertible preferred shares (the "Shares") shall have the right to convert each Share into ten shares of the Company's common stock. The Shares may be converted during the period October 23, 2000 to December 31, 2010, provided that the Company (1) has at least 5,000 registered subscribers to its Internet web sites, and (2) has its common shares listed on the bulletin board or similar stock exchange. The Shares shall be forfeited to the Company for no consideration if such conditions are not completed within two years of the date of the Share issuance. The holders of the Shares will also have a preference over common stockholders with respect to liquidation equal to $.001 per share.

NOTE F - OTHER RELATED PARTY TRANSACTIONS

During the period January 25, 2000 (date of incorporation) to August 31, 2000, the Company's President provided various services to the Company at no cost. The Board of Directors has estimated that the value of these services approximated $25,000, and accordingly such amount has been reflected as compensation expense in the accompanying statement of operations. No value has been ascribed to services provided by other stockholders and/or rent provided by the Company's President in the accompanying statement of operations because the value of these services and rent was not considered significant.


NOTE G- COMMITMENTS

On February 1, 2000, the Company entered into two-year employment agreements with its President and Vice-President. The agreements shall become effective as of the date mutually agreed to in writing by both parties ("the Effective Date) but in no event shall such date be more than two weeks following the date on which the Company receives more than $500,000 of gross investment capital. The employment agreements, which require total annual base salaries of approximately $130,000, also contain provisions for the issuance of 250,000 shares of convertible preferred stock (which under certain circumstances may be converted into 2,500,000 shares of the Company's common stock - see Note E), bonuses, other incentives and fringe benefits (as defined in the agreements).

NOTE H - LOSS PER SHARE

The Company computes net loss per share in accordance with SFAS No. 128 "Earnings per Share" ("SFAS No. 128") and SEC Staff Accounting Bulletin No. 98 ("SAB 98"). Under the provisions of SFAS No. 128 and SAB 98, basic net loss per share is computed by dividing the net loss available to common stockholders for the period by the weighted average number of common shares outstanding during the period. Diluted net loss per share is computed by dividing the net loss for the period by the number of common and common equivalent shares outstanding during the period. There were no common equivalent shares outstanding as of August 31, 2000.

                                    APPENDIX

607.1301 Dissenters' rights; definitions.--The following definitions apply to ss. 607.1302 and 607.1320:

(1) "Corporation" means the issuer of the shares held by a dissenting shareholder before the corporate action or the surviving or acquiring corporation by merger or share exchange of that issuer.

(2) "Fair value," with respect to a dissenter's shares, means the value of the shares as of the close of business on the day prior to the shareholders' authorization date, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

(3) "Shareholders' authorization date" means the date on which the shareholders' vote authorizing the proposed action was taken, the date on which the corporation received written consents without a meeting from the requisite number of shareholders in order to authorize the action, or, in the case of a merger pursuant to s. 607.1104, the day prior to the date on which a copy of the plan of merger was mailed to each shareholder of record of the subsidiary corporation.

607.1302  Right of shareholders to dissent.--

(1) Any shareholder of a corporation has the right to dissent from, and obtain payment of the fair value of his or her shares in the event of, any of the following corporate actions:

      (a)  Consummation of a plan of merger to which the corporation is a party:

        1.  If the shareholder is entitled to vote on the merger, or

        2. If the corporation is a subsidiary that is merged with its parent under s. 607.1104, and the shareholders would have been entitled to vote on action taken, except for the applicability of s. 607.1104;
          (b) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation, other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange pursuant to s. 607.1202, including a sale in dissolution but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within 1 year after the date of sale;
          (c) As provided in s. 607.0902(11), the approval of a control-share acquisition;

          (d) Consummation of a plan of share exchange to which the corporation is a party as the corporation the shares of which will be acquired, if the shareholder is entitled to vote on the plan;

          (e) Any amendment of the articles of incorporation if the shareholder is entitled to vote on the amendment and if such amendment would adversely affect such shareholder by:

          1. Altering or abolishing any preemptive rights attached to any of his or her shares;

          2. Altering or abolishing the voting rights pertaining to any of his or her shares, except as such rights may be affected by the voting rights of new shares then being authorized of any existing or new class or series of shares;

          3. Effecting an exchange, cancellation, or reclassification of any of his or her shares, when such exchange, cancellation, or reclassification would alter or abolish the shareholder's voting rights or alter his or her percentage of equity in the corporation, or effecting a reduction or cancellation of accrued dividends or other arrearages in respect to such shares;

          4. Reducing the stated redemption price of any of the shareholder's redeemable shares, altering or abolishing any provision relating to any sinking fund for the redemption or purchase of any of his or her shares, or making any of his or her shares subject to redemption when they are not otherwise redeemable;

          5. Making noncumulative, in whole or in part, dividends of any of the shareholder's preferred shares which had theretofore been cumulative;

          6.   Reducing   the  stated   dividend   preference   of  any  of  the
               shareholder's preferred shares; or

          7. Reducing any stated preferential amount payable on any of the shareholder's preferred shares upon voluntary or involuntary liquidation; or

          (f) Any corporate action taken, to the extent the articles of incorporation provide that a voting or nonvoting shareholder is entitled to dissent and obtain payment for his or her shares.

          (2)  A  shareholder   dissenting  from  any  amendment   specified  in
               paragraph (1)(e) has the right to dissent only as to those of his or her shares which are adversely affected by the amendment.

          (3) A shareholder may dissent as to less than all the shares registered in his or her name. In that event, the shareholder's rights shall be determined as if the shares as to which he or she has dissented and his or her other shares were registered in the names of different shareholders.

          (4) Unless the articles of incorporation otherwise provide, this section does not apply with respect to a plan of merger or share exchange or a proposed sale or exchange of property, to the holders of shares of any class or series which, on the record date fixed to determine the shareholders entitled to vote at the meeting of shareholders at which such action is to be acted upon or to consent to any such action without a meeting, were either registered on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or held of record by not fewer than 2,000 shareholders.

          (5) A shareholder entitled to dissent and obtain payment for his or her shares under this section may not challenge the corporate action creating his or her entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

Ninth Enterprise Service Group, Inc.

Prospectus

TABLE OF CONTENTS

SOLICITATION OF WRITTEN CONSENTS...............................................4
WRITTEN CONSENT................................................................5
SUMMARY........................................................................6
RISK FACTORS...................................................................7
MERGER APPROVALS..............................................................10
MERGER TRANSACTION............................................................10
WIREMEDIA.COM MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS...........................................25
WIREMEDIA.COM BUSINESS........................................................27
WIREMEDIA.COM'S MANAGEMENT....................................................42
WIREMEDIA.COM'S RELATED PARTY TRANSACTIONS....................................43
WIREMEDIA.COM'S PRINCIPAL STOCKHOLDERS........................................44
DESCRIPTION OF WIREMEDIA.COM'S CAPITAL STOCK..................................44
NINTH ENTERPRISE SERVICE GROUP'S BUSINESS.....................................45
DESCRIPTION OF NINTH ENTERPRISE SERVICE GROUP'S CAPITAL STOCK.................50
COMPARISON OF RIGHTS OF NINTH ENTERPRISE SERVICE GROUP
STOCKHOLDERS AND WIREMEDIA.COM STOCKHOLDERS...................................51
AVAILABLE INFORMATION.........................................................51
EXPERTS.......................................................................51
LEGAL MATTERS.................................................................52


Dealer prospectus delivery obligation

Until , all dealers that effect transactions in these securities, whether or not participating in this offering, are required to deliver a prospectus.

The date of this prospectus is **.

PART II

   ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Florida Business Corporation Act. Section 607.0850(1) of the Florida Business Corporation Act (the "FBCA") provides that a Florida corporation, such as we, shall have the power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

        Section  607.0850(2)  of the FBCA  provides  that a Florida  corporation shall have the power to indemnify any person, who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made under this subsection in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

        Section 607.850 of the FBCA further provides that: (i) to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any proceeding referred to in subsection (1) or subsection (2), or in defense of any proceeding referred to in subsection (1) or subsection (2), or in defense of any claim, issue, or matter therein, he shall be indemnified against expense actually and reasonably incurred by him in connection therewith; (ii) indemnification provided pursuant to Section 607.0850 is not exclusive; and (iii) the corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 607.0850.

        Notwithstanding the foregoing, Section 607.0850 of the FBCA provides that indemnification or advancement of expenses shall not be made to or on behalf of any director, officer, employee or agent if a judgment or other final adjudication establishes that his actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (i) a violation of the criminal law, unless the director, officer, employee or agent had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (ii) a transaction from which the director, officer, employee or agent derived an improper personal benefit; (iii) in the case of a director, a circumstance under which the liability provisions regarding unlawful distributions are applicable; or (iv) willful misconduct or a conscious


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disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

        Section 607.0831 of the FBCA provides that a director of a Florida corporation is not personally liable for monetary damages to the corporation or any other person for any statement, vote, decision, or failure to act, regarding corporate management or policy, by a director, unless: (i) the director breached or failed to perform his duties as a director; and (ii) the director's breach of, or failure to perform, those duties constitutes: (A) a violation of criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (B) a transaction from which the director derived an improper personal benefit, either directly or indirectly; (C) a circumstance under which the liability provisions regarding unlawful distributions are applicable; (D) in a proceeding by or in the right of the corporation to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of the corporation, or willful misconduct; or (E) in a proceeding by or in the right of someone other than the corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property.

        Articles and Bylaws. We's Articles of Incorporation and we's Bylaws provide that we shall, to the fullest extent permitted by law, indemnify all directors of we, as well as any officers or employees of we to whom we has agreed to grant indemnification.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

   Item 2

   1     Agreement and Plan of Merger and Reorganization  *

   Item 3

   1    Articles of Incorporation of the Registrant.(1)
   2    Bylaws of the Registrant (1)
   3 Amended and Restated Articles of Incorporation of Registrant, to be effective after consummation of the proposed Merger.



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4.    Amended and Restated Bylaws of the Registrant, to be effective after consummation of the proposed Merger.

   Item 4

   1     Form of Common Stock Certificate of the Registrant.(1)
   2     Certificate of Designation of Rights and Preferences of Preferred Stock

   Item 5

   1     Legal Opinion of Williams Law Group, P.A.

   Item 10

   1     Employment Agreement with Colby Fede
   2     Employment Agreement with Irene MacAllister

   Item 23

   1     Consent of KINGERY, CROUSE & HOHL, P.A..
   2     Consent of WILLIAMS LAW GROUP, P.A. (to be included in Exhibits 5.1).

   All other Exhibits called for by Rule 601 of Regulation S-1 are not applicable to this filing.

   Information pertaining to its Common Stock is contained in its Articles of Incorporation and By-Laws.

ITEM 22. UNDERTAKINGS

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    The undersigned Registrant hereby undertakes to:

1.File,   during  any  period  in  which  it  offers  or  sells  securities,   a
post-effective amendment to this registration statement to:

i.Include any prospectus required by section 10(a)(3) of the Securities Act;

ii.Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement. iii.Include any additional or changed material information on the plan of distribution.

2.For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

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

3.File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4.Respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

5.Supply by means of a post-effective amendment all information concerning a transaction, and it being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on January 29, 2001.

Ninth Enterprise Service Group, Inc.

                                          By: /s/  MICHAEL T. WILLIAMS.
                                          ------------------------------------
                                           President, Treasurer and Director

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



SIGNATURE                     TITLE                         DATE
----------------------------------------------------------------------------
/s/  MICHAEL T. WILLIAMS.     President,   Treasurer and    1-29-01
                              Director